QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on April 7, 2004

File No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Penn National Gaming, Inc.
*and the guarantors listed below
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	7990 (Primary Standard Industrial Classification Code Number)	23-2234473 (I.R.S. Employer Identification No.)

Wyomissing Professional Center
825 Berkshire Blvd., Suite 200
Wyomissing, Pennsylvania 19610
(610) 373-2400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Peter M. Carlino
Chief Executive Officer
Wyomissing Professional Center
825 Berkshire Blvd., Suite 200
Wyomissing, Pennsylvania 19610
(610) 373-2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rodrigo Guerra, Jr., Esq.
Skadden Arps Slate Meagher & Flom LLP
300 South Grand Ave, Suite 3400
Los Angeles, CA 90071
(213) 687-5000
(213) 687-5600 (facsimile)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        The registrants hereby amend this registration statement on such date or date as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per security	Proposed maximum aggregate offering price(1)	Amount of registration fee

6 7/8% Senior Subordinated Notes due 2011	$200,000,000	100%	$200,000,000	$25,340.00(2)

Guarantees related to the 6 7/8% Senior Subordinated Notes due 2011	N/A	N/A	N/A	N/A(3)

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.

(2)
Calculated by multiplying 0.00012670 by the proposed maximum aggregate offering price.

(3)
No separate consideration is received for the guarantees, and therefore, no additional fee is required.

        The registrants hereby amend this registration statement on such date or date as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employee Identification Number
BSL, INC.	Mississippi	7011	62-1807073
BTN, INC.	Mississippi	7993	62-1807074
BACKSIDE, INC.	Pennsylvania	5810	23-2713417
CHC CASINOS CORP.	Florida	8741	65-0681528
CRC HOLDINGS, INC.	Florida	8741	51-0399430
THE DOWNS RACING, INC.	Pennsylvania	7948	23-2924948
EBETUSA.COM, INC.	Delaware	7999	51-0393062
HOLLYWOOD CASINO-AURORA, INC.	Illinois	7948	36-3751229
HOLLYWOOD CASINO CORPORATION	Delaware	7011	75-2352412
HOLLYWOOD MANAGEMENT, INC.	Texas	7990	75-2527300
HWCC DEVELOPMENT CORPORATION	Texas	7990	75-2497685
HWCC-HOLDINGS, INC.	Texas	7990	75-2554484
HWCC-GOLF COURSE PARTNERS, INC.	Delaware	7990	75-2655692
HWCC-TRANSPORTATION, INC.	Texas	7990	75-2822318
HWCC-TUNICA, INC.	Texas	7990	75-2513808
LOUISIANA CASINO CRUISES, INC.	Louisiana	7999	72-1196619
MILL CREEK LAND, INC.	Pennsylvania	6500	23-2312561
MOUNTAINVIEW THOROUGHBRED RACING ASSOCIATION	Pennsylvania	7948	25-1196820
NORTHEAST CONCESSIONS, INC.	Pennsylvania	5812	23-2493823
PNGI CHARLES TOWN GAMING LIMITED LIABILITY COMPANY	West Virginia	7948	23-2234473
PNGI CHARLES TOWN FOOD & BEVERAGE LIMITED LIABILITY COMPANY	West Virginia	7948	23-2839601
PNGI POCONO, INC.	Delaware	7948	52-2058610
PENN BULLPEN, INC.	Colorado	7990	32-0002149
PENN BULLWHACKERS, INC.	Colorado	7990	35-2159493
PENN MILLSITE, INC.	Colorado	7990	30-0043423
PENN NATIONAL GAMING OF WEST VIRGINIA, INC.	West Virginia	7993	23-2839600
PENN NATIONAL GSFR, LLC.	Delaware	7999	51-0392451
PENN NATIONAL HOLDING COMPANY	Delaware	7948	51-0372406
PENN NATIONAL SPEEDWAY, INC.	Pennsylvania	7948	25-1759895
PENN SILVER HAWK, INC.	Colorado	7948	36-4488774
PENNSYLVANIA NATIONAL TURF CLUB, INC.	Pennsylvania	7948	23-2346492
STERLING AVIATION, INC.	Delaware	7359	23-2818588
W-B DOWNS, INC.	Pennsylvania	7999	11-3671076
WILKES BARRE DOWNS, INC.	Pennsylvania	7999	51-1302451

*
Address and telephone number of principal executive offices are the same as Penn National Gaming, Inc.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

Subject to completion, dated April 7, 2004

PROSPECTUS

Penn National Gaming, Inc.

Offer to exchange 6 7/8% Senior Subordinated Notes due 2011
for 6 7/8% Senior Subordinated Notes due 2011
which have been registered under the Securities Act of 1933, as amended

The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2004,
unless we extend the exchange offer in our sole and absolute discretion.

Terms of the exchange offer:

  •
  We will exchange the new notes for all outstanding old notes that are validly tendered and not withdrawn pursuant to the exchange offer.

  •
  You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

  •
  The terms of the new notes are substantially identical to those of the outstanding old notes, except that the transfer restrictions and registration rights relating to the old notes will not apply to the new notes.

  •
  The exchange of old notes for new notes will not be a taxable transaction for U.S. federal income tax purposes, but you should see the discussion under the heading "Certain United Stated Federal Tax Considerations."

  •
  We will not receive any cash proceeds from the exchange offer.

  •
  We issued the old notes in a transaction not requiring registration under the Securities Act, and as a result, their transfer is restricted. We are making the exchange offer to satisfy your registration rights, as a holder of the old notes.

        There is no established trading market for the new notes or the old notes.

        Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of these new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities.

        SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR A DISCUSSION OF RISKS YOU SHOULD CONSIDER PRIOR TO TENDERING YOUR OUTSTANDING OLD NOTES FOR EXCHANGE.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2004

        In this prospectus, unless the context requires otherwise, "we," "us," "our" or "Penn National" refer to Penn National Gaming, Inc. and its consolidated subsidiaries, and "guarantors" means our subsidiaries that will guarantee the payments due under the notes as described under the caption "Description of the Notes." References to "subsidiary guarantors" refer to those subsidiaries.

        The "old notes" consisting of the 6 7/8% Senior Subordinated Notes due 2011 which were issued on December 4, 2003 and the "new notes" consisting of 6 7/8% Senior Subordinated Notes due 2011 offered pursuant to this prospectus are sometimes collectively referred to in this prospectus as the "notes".

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

i

SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that may be important to you. You should read this entire prospectus, including the financial data and related notes and the information described under the heading "Risk Factors," and the other documents to which we refer you.

Penn National Gaming, Inc.

        We are a leading, diversified, multi-jurisdictional owner and operator of gaming properties, as well as horse racetracks and associated off-track wagering facilities, or OTWs, which we collectively refer to in this document as our pari-mutuel operations. We own or operate nine gaming properties located in Colorado, Illinois, Louisiana, Mississippi, Ontario and West Virginia that are focused primarily on serving customers within driving distance of the properties. We also own two racetracks and eleven OTWs in Pennsylvania, one racetrack in West Virginia, and, through a joint venture, own and operate a racetrack in New Jersey. We believe that our portfolio of assets provides us with a diversified cash flow from operations. We intend to continue to expand our gaming operations through the implementation of a disciplined capital expenditure program at our existing properties and the continued pursuit of strategic acquisitions of gaming properties in attractive regional markets.

        On March 3, 2003, we completed the acquisition of Hollywood Casino Corporation for a purchase price and related acquisition costs of approximately $397.9 million plus debt, bringing three new regional markets to our expanded gaming portfolio: Aurora, Illinois, Tunica, Mississippi and Shreveport, Louisiana. We believe this combination with Hollywood Casino Corporation makes us the sixth largest publicly-traded gaming company in the United States based on reported total revenues.

        The following table summarizes certain features of our properties and our managed facility as of March 1, 2004:

	Location	Type of Facility	Gaming Square Footage	Gaming Machines	Table Games
Owned Gaming Properties:
Charles Town Entertainment Complex	Charles Town, WV	Land-based gaming/ Thoroughbred racing	121,700	3,500	—
Hollywood Casino Aurora	Aurora, IL	Dockside gaming	53,000	1,161	28
Casino Rouge	Baton Rouge, LA	Dockside gaming	28,000	1,097	31
Casino Magic-Bay St. Louis	Bay St. Louis, MS	Dockside gaming	39,500	1,210	30
Hollywood Casino Tunica	Tunica, MS	Land-based gaming	54,000	1,626	39
Boomtown Biloxi	Biloxi, MS	Dockside gaming	33,600	1,118	21
Hollywood Casino Shreveport	Shreveport, LA	Dockside gaming	59,000	1,434	71
Bullwhackers	Black Hawk, CO	Land-based gaming	20,700	890	—
Operated Gaming Property:
Casino Rama	Orillia, Ontario	Land-based gaming	90,766	2,312	122
Racing Properties:
Penn National Race Course(1)	Harrisburg, PA	Thoroughbred racing	—	—	—
Pocono Downs(1)	Wilkes-Barre, PA	Harness racing	—	—	—
Freehold Raceway(2)	Monmouth, NJ	Harness racing	—	—	—

Totals			500,266	14,348	342

(1)
In addition to our racetracks, Penn National Race Course and Pocono Downs operate six and five off-track wagering facilities, respectively, located throughout Pennsylvania.

(2)
Pursuant to a joint venture with Greenwood New Jersey, Inc., a subsidiary of Greenwood Racing, Inc.

Recent Developments

Discussions concerning the potential acquisition of Wembley plc

        On November 19, 2003, we announced that we were in discussions with Wembley plc concerning the cash acquisition of some or all of the assets of Wembley plc. On January 27, 2004, the boards of MGM Mirage and Wembley announced that they reached an agreement on an acquisition by MGM Mirage of Wembley plc. We wrote off all of our costs in connection with the due diligence related to the potential acquisition of Wembley plc.

Development activity in Maine

        In November 2003, Maine voters approved legislation permitting the operation of slot machines at existing commercial racetracks provided that the commercial racetrack receives local referendum approval of such operations on or before December 31, 2003. The law required that any such local referendum occur in the racetrack's home community or in a community within a five-mile radius of the racetrack.

        There are two commercial racetracks in the State of Maine. Bangor Raceway is located in Bangor, Maine. It is operated by Bangor Historic Track, Inc., or BHT, on property owned by the City of Bangor. Scarborough Downs is located in Scarborough, Maine. It is owned and operated by Davric Maine Corporation. Voters in Bangor approved the operation of slot machines at Bangor Raceway in June 2003. Voters in Scarborough declined to approve the operation of slot machines at Scarborough Downs in November 2003.

        On December 10, 2003, we announced the execution of an agreement with Davric Maine Corporation that grants us the exclusive rights to develop and operate any gaming facilities, subject to local and regulatory approvals, that Scarborough Downs may be entitled to develop. Under the terms of the agreement, we agreed to provide funding and to work with Scarborough Downs to obtain the local and other approvals necessary to operate a racing and gaming facility in Southern Maine and to obtain a site for such facility. In addition, provided that the necessary approvals have been granted, we agreed to fund the construction costs for the facility. Scarborough Downs would operate the racing facility and receive 100% of the racing facility's net income. Subject to licensing requirements, we would operate the proposed gaming facility and receive 100% of the proposed gaming facility's net income subject to a net gaming revenue sharing arrangement with Scarborough Downs that varies depending on the gaming taxes, horsemen purses and other statutory payments.

        In December 2003, we worked with Scarborough Downs in an attempt to obtain local referendum approval in Westbrook, Maine and Saco, Maine. Voters in both towns declined to approve the operation of slot machines in special municipal elections held on December 30, 2003. As a result, absent a change to current legislation, Scarborough Downs does not currently have an opportunity to obtain the legal right to operate slot machines at its facility. Both Scarborough Downs and we have made proposals to the legislature to amend the current legislation; however, no assurance can be given that the legislature will approve such amendments. As of December 31, 2003, we have expensed approximately $750,000 for costs associated with seeking local approvals to operate a gaming facility.

        On January 6, 2004, we entered into an agreement with Shawn Scott and Capital Seven, LLC to purchase all of the shares of BHT. In conjunction with the purchase agreement, we also secured an option to purchase the interests in Vernon Downs, which does business as Mid-State Raceway, a harness racing facility in Vernon, New York, controlled by an affiliate of Capital Seven, LLC. Initially, the purchase agreement provided that the purchase price would consist of up front cash, progress and milestone payments and a final and more significant payment, subject to adjustment based on the final passage of gaming legislation. The agreement also provided that the closing was subject to a number of conditions and contingencies, including gaming and other approvals.

        On January 15, 2004, the Maine Harness Racing Commission, or MHRC, issued an order providing that they would issue a conditional license to BHT if, among other things, we accelerated our purchase of BHT. In order to comply with the MHRC order, we amended our purchase agreement to provide for an accelerated closing without the payment of any additional funds and to provide for the payment of the balance of the purchase price over time if, and when, the various conditions and contingencies specified for such additional payments were satisfied. In addition, we also provided for a put mechanism allowing us to dispose of our ownership interest under certain circumstances. Upon exercise of the put, the shares would be transferred to a trustee who has been instructed to resell the shares for the benefit of the seller. In such event, the seller will be entitled to keep any amounts paid or accrued through the date of the put. On February 12, 2004, after the completion of the due diligence process, we decided not to exercise our option to purchase the interest in Vernon Downs.

        At this stage, no assurance can be given that we will be able to complete the transaction contemplated by the purchase agreement. In addition, both the regulatory and legislative environment are currently subject to significant uncertainty. While the voter initiated legislation authorizing the operation of slot machines at commercial tracks became effective in February 2004, the MHRC has not yet commenced the process of adopting rules and regulations necessary to allow for the issuance of gaming related licenses. In addition, the Maine legislature is currently considering various amendments to the existing legislation that may adversely impact the timing and ability of BHT to conduct gaming operations. Finally, although the MHRC issued an order on March 3, 2004 conditionally granting to BHT a license, subject to certain conditions, to conduct racing operations at Bangor Raceway in 2004, certain special interest groups have commenced litigation challenging the grant of the racing license to BHT. While we intend to defend BHT vigorously, such challenges, if successful, may adversely impact the timing and ability of BHT to conduct racing or gaming operations at Bangor Raceway.

Bid for Illinois license

        On January 22, 2004, we submitted a bid to finance and construct a casino in the greater Chicago area. We were one of seven companies seeking to purchase the bankrupt Emerald Casino, Inc. and one of three companies proposing to construct a casino in Rosemont, Illinois. We were not among the three finalists selected by the Illinois Gaming Board on February 24, 2004.

Hollywood Casino Shreveport

        On February 3, 2004, our indirect subsidiary, HCS I, Inc., the managing general partner of Hollywood Casino Shreveport general partnership, or HCS, announced that its Board of Directors has initiated a process that it hopes will result in the sale or other disposition of the riverboat casino/hotel complex of HCS located in Shreveport, Louisiana. The announcement followed action by the Board authorizing HCS's financial advisor, Libra Securities LLC, to begin contacting potential acquirers. The Board also authorized the creation of an independent committee to oversee the sale process, consisting of the director who is not employed directly by us. The Board created the independent committee in case we seek to participate as a bidder in the sale process. The Board took action after consultation with an ad hoc committee of holders of the $150 million First Mortgage Notes due 2006 and the $39 million Senior Secured Notes due 2006, which we refer to as the Hollywood Casino Shreveport notes, issued by HCS and its subsidiary Shreveport Capital Corporation. Although no formal agreement has been reached with the ad hoc committee regarding the sale process, HCS anticipates that it will consult with the ad hoc committee throughout the process. There can be no assurance that the process will result in the sale or other disposition of the riverboat casino/hotel complex or that, if it does, the sale proceeds will be adequate to pay the Hollywood Casino Shreveport notes in full. HCS currently anticipates that any transaction would be effected through a federal bankruptcy proceeding. HCS did not make the August 1, 2003 and the February 1, 2004 interest payments, aggregating $24.6 million, due on the Hollywood Casino Shreveport notes. The Hollywood Casino Shreveport notes have been in default under the terms of their respective note indentures since May 2003. The Hollywood Casino Shreveport notes are non-recourse to us and our subsidiaries (other than HCS, Shreveport Capital Corporation, HCS I, Inc., HCS II, Inc. and HWCC-Louisiana, Inc.).

Address and Telephone Number

        Our principal executive offices are located at Wyomissing Professional Center, 825 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610. Our telephone number is (610) 373-2400.

The Exchange Offer

Old Notes	6 7/8% Series A Senior Subordinated Notes due 2011, which we issued December 4, 2002.
New Notes
6 7/8% Series B Senior Subordinated Notes due 2011, the issuance of which has been registered under the Securities Act. The form and the terms of the new notes are identical in all material respects to those of the old notes, except that the new notes:
	•	will have been registered under the Securities Act;
	•	will not bear restrictive legends restricting their transfer under the Securities Act;
	•	will not be entitled to registration rights that apply to the old notes; and
	•	will not contain provisions relating to liquidated damages in connection with the old notes under circumstances related to the timing of the exchange offer.
Exchange Offer
We are offering to issue up to $200,000,000 aggregate principal amount of the new notes in exchange for a like principal amount of the old notes to satisfy our obligations under the registration rights agreement that we entered into when the old notes were issued in transactions in reliance upon the exemption from registration provided by Rule 144A under the Securities Act.
Expiration Date; Tenders	The exchange offer will expire at 5:00 p.m., New York City time, on , 2004, unless extended in our sole and absolute discretion. By tendering your old notes, you represent to us that:
	•	you are not our affiliate, as defined in Rule 405 under the Securities Act;
	•	any new notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;
•
at the time of the commencement of the exchange offer, neither you nor, to your knowledge, anyone receiving new notes from you, has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes in violation of the Securities Act;

•
if you are a broker-dealer, you will receive the new notes for your own account in exchange for old notes that were acquired by you as a result of your market making or other trading activities and that you will deliver a prospectus in connection with any resale of the new notes you receive. For further information regarding resales of the new notes by participating broker-dealers, see the discussion under the caption "Plan of Distribution"; and
	•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the new notes, as defined in the Securities Act.
Withdrawal; Non-Acceptance
You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on , 2004. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth on page 33. The notice must specify:
	•	the name of the person having tendered the old notes to be withdrawn,
	•	the old notes to be withdrawn, including the principal amount of such old notes, and
	•	where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of the old notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company, which we sometimes refer to in this prospectus as DTC, any withdrawn or unaccepted old notes will be credited to the tendering holders' account at DTC. For further information regarding the withdrawal of the tendered old notes, see "The Exchange Offer—Withdrawal Rights."
Conditions to the Exchange Offer
We are not required to accept for exchange or to issue new notes in exchange for any old notes and we may terminate or amend the exchange offer if any of the following events occur prior to our acceptance of the old notes:
	•	the exchange offer violates any applicable law or applicable interpretation of the staff of the Securities and Exchange Commission;
	•	an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer;

	•	we do not receive all the governmental approvals that we believe are necessary to consummate the exchange offer; or
	•	there has been proposed, adopted, or enacted any law, statute, rule or regulation that, in our reasonable judgment, would materially impair our ability to consummate the exchange offer.

We may waive any of the above conditions in our reasonable discretion. See the discussion below under the caption "The Exchange Offer—Conditions to the Exchange Offer" for more information regarding the conditions to the exchange offer.
Procedures for Tendering Old Notes
Unless you comply with the procedure described below under the caption "The Exchange Offer—Guaranteed Delivery Procedures," you must do one of the following on or prior to the expiration or termination of the exchange offer to participate in the exchange offer:
•
tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to U.S. Bank, National Association., as exchange agent, at one of the addresses listed below under the caption "The Exchange Offer—Exchange Agent"; or
•
tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, U.S. Bank, National Association., as exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent's account at DTC prior to the expiration or termination of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent's message, see the discussion below under the caption "The Exchange Offer—Book-Entry Transfers."
Guaranteed Delivery Procedures	If you are a registered holder of old notes and wish to tender your old notes in the exchange offer, but
	•	the old notes are not immediately available;
	•	time will not permit your old notes or other required documents to reach the exchange agent before the expiration or termination of the exchange offer; or

	•	the procedure for book-entry transfer cannot be completed prior to the expiration or termination of the exchange offer;
	•	then you may tender old notes by following the procedures described below under the caption "The Exchange Offer—Guaranteed Delivery Procedures."
Special Procedures for Beneficial Owners
If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender them on your behalf. If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name, or obtain a properly completed bond power from the person in whose name the old notes are registered.
Material United States Federal Income Tax Considerations
The exchange of the old notes for new notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion below under the caption "Material United States Federal Income Tax Considerations," for more information regarding the United States federal income tax consequences to you of the exchange offer.
Use of Proceeds	We will not receive any cash proceeds from the exchange offer.
Exchange Agent
U.S. Bank, National Association. is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption, "The Exchange Offer—Exchange Agent."
Resales
Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:
	•	you are acquiring the new notes in the ordinary course of your business;
	•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the new notes; and
	•	you are not an affiliate of ours.

If you are an affiliate of ours, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the new notes:
	•	you cannot rely on the applicable interpretations of the staff of the SEC; and
	•	you must comply with the registration requirements of the Securities Act in connection with any resale transaction.

Each broker or dealer that receives new notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale, or other transfer of the new notes issued in the exchange offer, including information with respect to any selling holder required by the Securities Act in connection with any resale of the new notes.
Furthermore, any broker-dealer that acquired any of its old notes directly from us:
•
may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley Co. Inc., SEC no-action letter (June 5, 1991) and Shearman Sterling, SEC no-action letter (July 2, 1993); and
	•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.
Broker-Dealers
Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes which were received by the broker-dealer as a result of market making or other trading activities. We have agreed that for a period of up to one year after the consummation of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution" for more information.

Registration Rights Agreement
When we issued the old notes in December 2003, we and the guarantors entered into a registration rights agreement with the initial purchasers of the old notes. Under the terms of the registration rights agreement, we and the guarantors agreed to:
	•	file a registration statement for the exchange notes substantially identical to the notes within 120 days after the issue date of the notes;
	•	cause the registration statement to become effective within 210 days after the issue date of the notes;
	•	consummate the exchange offer within 240 days after the issue date of the notes;
•
use our reasonable best efforts to file a shelf registration statement for the resale of the notes if we cannot effect an exchange offer within the time periods listed above and in other circumstances; and
•
if we fail to meet our registration obligations, we will pay additional interest at a rate of 0.25% per annum of the principal amount of old notes held by a Holder, increasing by an additional 0.25% per annum of the principal amount of old notes for each subsequent 90-day period our registration obligations are not met, up to a maximum of additional interest of 0.50% per annum of the principal amount of the notes.

Under some circumstances set forth in the Registration Rights Agreement, holders of old notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell new notes received in the exchange offer, may require us to file and cause to become effective, a shelf registration statement covering resales of the old notes by these holders.

A copy of the Registration Rights Agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See Description of the New Notes—Registration Rights."

Consequences of not exchanging your old notes

        If you do not exchange your old notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on the certificate for your old notes. In general, you may offer or sell your old notes only:

  •
  if they are registered under the Securities Act and applicable state securities laws;

  •
  if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

  •
  if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

        We do not intend to register the old notes under the Securities Act. Under some circumstances set forth in the registration rights agreement, however, holders of the old notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell new notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of the old notes by these holders. For more information regarding the consequences of not tendering your old notes and our obligations to file a shelf registration statement, see "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes" and "Description of New Notes—Registration Rights".

Summary Description of the New Notes

Issuer	Penn National Gaming, Inc.
Notes offered	$200,000,000 aggregate principal amount of 6 7/8% Series B Senior Subordinated Notes due 2011.
Maturity	December 1, 2011.
Interest payment dates	June 1 and December 1.
Forms and Terms	The form and terms of the new notes will be the same as the form and terms of the original notes except that:
• the new notes will bear a different CUSIP number from the original notes;
• the new notes have been registered under the Securities Act of 1933 and, therefore, will not bear legends restricting their transfer; and
• you will not be entitled to any exchange or registration rights with respect to the new notes and the new notes will not provide for additional interest in connection with registration defaults.

The new notes will evidence the same debt as the original notes. They will be entitled to the benefits of the indenture governing the original notes and will be treated under the indenture as a single class with the original notes.
Guarantees
All of our subsidiaries that guarantee our senior credit facility will initially guarantee the new notes on an unsecured senior subordinated basis. Certain domestic subsidiaries formed or acquired subsequent to the issuance of the new notes may be required to guarantee the notes after issuance. HWCC-Louisiana, Inc., and its subsidiaries, and HWCC-Shreveport, Inc. will be designated as unrestricted subsidiaries under the indenture governing the new notes and will not be obligated thereunder as guarantors. See "Description of the New Notes—Subsidiary Guarantees."
Ranking	The new notes will be our unsecured senior subordinated obligations and will:
• rank junior to all of our existing and future senior indebtedness, which includes indebtedness under our senior secured credit facility;
• rank equally with our existing and future senior subordinated indebtedness; and
• rank senior to all of our future subordinated indebtedness.

Similarly, the guarantees by our subsidiaries will:
	•	rank junior to all of the existing and future senior indebtedness of such subsidiaries, which includes the subsidiary guarantees under our senior secured credit facility;
	•	rank equally with the future senior subordinated obligations of such subsidiaries; and
	•	rank senior to all of the future subordinated indebtedness of such subsidiaries.

As of December 31, 2003, we and the guarantors had approximately $423.3 million of senior indebtedness outstanding to which the new notes will be subordinated, and approximately $37.5 million of senior subordinated indebtedness ranking equally with the new notes. See "Description of the Notes—Subordination."
Optional redemption	We may redeem the new notes, in whole or in part, at any time on or after December 1, 2007, at the redemption prices set forth in this prospectus.
Equity offering optional redemption
In addition, before December 1, 2006, we may redeem up to 35% of the aggregate principal amount of the new notes with the net proceeds of certain equity offerings at 106.875% of the principal amount thereof, plus accrued interest to the redemption date, if at least 65% of the originally issued aggregate principal amount of the new notes remains outstanding. See "Description of the New Notes—Optional Redemption."
Change of control
Upon certain change of control events, each holder of new notes may require us to purchase all or a portion of such holder's new notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest to the purchase date. See "Description of the New Notes—Change of Control."
Certain covenants	The indenture governing the new notes will contain covenants that, among other things, will limit our ability and the ability of certain of our subsidiaries to:
	•	incur additional indebtedness;
	•	pay dividends on, redeem or repurchase our capital stock;
	•	make investments;
	•	create certain liens;
	•	sell assets;
	•	engage in transactions with affiliates;
	•	create or designate unrestricted subsidiaries; and

•
consolidate, merge or transfer all or substantially all of our assets. These covenants are subject to important exceptions and qualifications, which are described under the heading "Description of the New Notes" in this prospectus.

        You should carefully consider all of the information in this prospectus. In particular, you should read the "Risk Factors" section beginning on page 16 for information regarding certain risks associated with an investment in the new notes.

        For more detailed information regarding the terms of the new notes, see "Description of the New Notes."

RISK FACTORS

        You should carefully consider the following risk factors in addition to all the other information provided to you in this prospectus before tendering your old notes in the exchange offer.

Risks Related to Our Business

A substantial portion of our revenues and operating income is derived from our Charles Town and Aurora facilities.

        Approximately 45.7% and 69.6% of our revenue and operating income, respectively, for the year ended December 31, 2003 was derived from our Charles Town and Aurora operations. We expect that a substantial portion of our revenues and operating income for the immediate future will be derived from our Charles Town, West Virginia and Aurora, Illinois facilities. If, among other things, new competitors enter one of these markets, our effective rate of taxation is increased, economic conditions in one of these regions deteriorates or a business interruption occurs, our operating revenues and cash flow could decline significantly. For example, in July, 2003, the State of Illinois increased admissions and certain other tax rates and added new tax brackets for gaming licenses. We have taken steps to mitigate the Illinois tax increase through a variety of methods including employee reduction, marketing and promotional programs reductions, other cost reductions and the adoption of admission fees. While these steps have been successful, we cannot assure you that they will continue to be successful.

There is substantial risk inherent in potential acquisitions in the gaming industry.

        Because of the complex conditions which must be satisfied in order to complete acquisitions in the gaming industry and the regulatory approvals required in connection with such acquisitions, our involvement in potential acquisitions may result in uncapitalized expenses, non-recurring charges, litigation, substantial obligations and a substantial risk of loss.

We may face disruption in integrating and managing facilities we have acquired or may acquire in the future.

        The integration of any properties we may acquire will require the dedication of management resources that may temporarily divert attention from our day-to-day business and may interrupt the activities of those businesses, which could have a material adverse effect on our business, financial condition and results of operations.

        We continually evaluate opportunities to acquire new properties, some of which are potentially significant in relation to our size. We expect to continue pursuing expansion and acquisition opportunities and could face significant challenges in managing and integrating the expanded or combined operations. Management of new properties, especially in new geographic areas, may require that we increase our managerial resources. If we fail to effectively manage any growth we may have, it could materially adversely affect our operating results. We cannot assure you that we will be able to manage the combined operations effectively or realize any of the anticipated benefits of our acquisitions.

        Our ability to achieve our objectives in connection with any acquisition we may consummate may be highly dependent on, among other things, our ability to retain the senior level property management teams of such acquisition candidates. If, for any reason, we are unable to retain these management teams following such acquisitions or if we fail to attract new capable executives, our operations after consummation of such acquisitions could be materially adversely affected.

We face risks related to the development and expansion of our current properties.

        We expect to use a portion of our cash on hand, cash flow from operations and available borrowings under our revolving credit facility for capital expenditures at our properties. These enhancements involve risks, including cost over-runs, delays, market deterioration and receipt of required licenses, permits or authorizations, among others.

        Any proposed enhancement will require us to significantly increase the size of our existing work force at those properties. We cannot be certain that management will be able to hire and retain a sufficient number of employees to operate these facilities at their optimal levels. The failure to employ the necessary work force could result in inadequate customer service that could ultimately harm profitability.

We face significant competition from other gaming operations and racing and pari-mutuel operations.

        Gaming Operations.    The gaming industry is highly fragmented and characterized by a high degree of competition among a large number of participants, many of which have financial and other resources that are greater than our resources. Competitive gaming activities include casinos, video lottery terminals and other forms of legalized gaming in the U.S. and other jurisdictions.

        Legalized gaming is currently permitted in various forms throughout the U.S., in several Canadian provinces and on various lands taken into trust for the benefit of certain Native Americans in the U.S. and Canada. Other jurisdictions may legalize gaming in the near future. In addition, established gaming jurisdictions could award additional gaming licenses or permit the expansion of existing gaming operations. New or expanded operations by other entities will increase competition for our gaming operations and could have a material adverse impact on us.

        Racing and pari-mutuel operations.    Our racing and pari-mutuel operations face significant competition for wagering dollars from other racetracks and OTWs, some of which also offer other forms of gaming, as well as other gaming venues such as casinos and state-sponsored lotteries, including the Pennsylvania, New Jersey, Delaware and West Virginia lotteries. Our telephone account and internet wagering operations compete with providers of such services throughout the country. We also may face competition in the future from new OTWs, new racetracks or new providers of telephone account or internet wagering. From time to time, states consider legislation to permit other forms of gaming. If additional gaming opportunities become available near our racing and pari-mutuel operations, such gaming opportunities could have a material adverse effect on our business, financial condition and results of operations.

We are or may become involved in legal proceedings that, if adversely adjudicated or settled, could impact our financial condition.

        We are defendants in various lawsuits relating to matters incidental to our business. The nature of our business subjects us to the risk of lawsuits filed by customers, past and present employees, competitors and others in the ordinary course. As with all litigation, no assurance can be provided as to the outcome of these matters and in general, litigation can be expensive and time consuming. We believe that we have defenses to these lawsuits and are contesting them vigorously. However, we cannot be sure that we will be successful in defending these claims, which could result in settlements or damages that could significantly impact our business, financial condition and results of operations.

We face extensive regulation from gaming and other regulatory authorities.

        Licensing requirements.    As owners and operators of gaming and pari-mutuel betting facilities, we are subject to extensive state, local and, in Canada, provincial regulation. State, local and provincial authorities require us and our subsidiaries to demonstrate suitability to obtain and retain various licenses and require that we have registrations, permits and approvals to conduct gaming operations. Various regulatory authorities, including the Colorado Division of Gaming, the Illinois Gaming Board, the Louisiana Gaming Control Board, the Mississippi Gaming Commission, the New Jersey Casino Control Commission, the New Jersey Racing Commission, the Alcohol and Gaming Commission of Ontario, the Pennsylvania State Horse Racing Commission, the Pennsylvania State Harness Racing Commission, the West Virginia Racing Commission and the West Virginia Lottery Commission may, for any reason set forth in the applicable legislation, rules and regulations, limit, condition, suspend or revoke a license or registration to conduct gaming operations or prevent us from owning the securities of any of our gaming subsidiaries. Like all gaming operators in the jurisdictions in which we operate, we must periodically apply to renew our gaming licenses or registrations and have the suitability of certain of our directors, officers and employees approved. We cannot assure you that we will be able to obtain such renewals or approvals. Regulatory authorities may also levy substantial fines against or seize our assets or the assets of our subsidiaries or the people involved in violating gaming laws or regulations. Any of these events could have a material adverse effect on our business, financial condition and results of operations.

        We have demonstrated suitability to obtain and have obtained all governmental licenses, registrations, permits and approvals necessary for us to operate our existing gaming and pari-mutuel facilities. We cannot assure you that we will be able to retain them or demonstrate suitability to obtain any new licenses, registrations, permits or approvals. If we expand our gaming operations in Canada, Colorado, Illinois, Louisiana, Mississippi, New Jersey, Pennsylvania, West Virginia or to new areas, we will have to meet suitability requirements and obtain additional licenses, registrations, permits and approvals from gaming authorities in these jurisdictions. The approval process can be time-consuming and costly and we cannot be sure that we will be successful. An unsuccessful license application or renewal in one jurisdiction can adversely affect licensing in other jurisdictions.

        Gaming authorities in the U.S. generally can require that any beneficial owner of our securities, including holders of our common stock file an application for a finding of suitability. If a gaming authority requires a record or beneficial owner of our securities, to file a suitability application, the owner must apply for a finding of suitability within 30 days or at an earlier time prescribed by the gaming authority. The gaming authority has the power to investigate an owner's suitability and the owner must pay all costs of the investigation. If the owner is found unsuitable, then the owner may be required by law to dispose of our securities.

        Potential changes in regulatory environment.    From time to time, legislators and special interest groups have proposed legislation that would expand, restrict or prevent gaming operations or which may otherwise adversely impact our operations in the jurisdictions in which we operate. Any expansion of gaming or restriction on or prohibition of our gaming operations could have a material adverse effect on our operating results.

        Taxation and fees.    We believe that the prospect of significant revenue is one of the primary reasons that jurisdictions permit legalized gaming. As a result, gaming companies are typically subject to significant taxes and fees in addition to normal federal, state, local and provincial income taxes, and such taxes and fees are subject to increase at any time. We pay substantial taxes and fees with respect to our operations. From time to time, federal, state, local and provincial legislators and officials have proposed changes in tax laws, or in the administration of such laws, affecting the gaming industry. In addition, worsening economic conditions could intensify the efforts of state and local governments to raise revenues through increases in gaming taxes. It is not possible to determine with certainty the likelihood of changes in tax laws or in the administration of such laws. Such changes, if adopted, could have a material adverse effect on our business, financial condition and results of operations. For example, in July 2003, the State of Illinois increased the graduated gaming tax rate structure by increasing certain tax rates, adding new brackets and raising the highest marginal tax rate from 50% to 70%. Additionally, Illinois increased the admission tax from $3 to $4 or $5 per person, depending on the prior year's annual admissions. In the absence of any operational response by us, the tax increases would have reduced our operating income by $30 million in 2003. We have taken steps that have successfully mitigated some of the impact of the tax increase. However, we cannot provide assurance that the steps we took will continue to be successful.

        Compliance with Other Laws.    We are also subject to a variety of other rules and regulations, including zoning, environmental, construction and land-use laws and regulations governing the serving of alcoholic beverages. If we are not in compliance with these laws, it could have a material adverse effect on our business, financial condition and results of operations.

We depend on our key personnel.

        We are highly dependent on the services of Peter M. Carlino, our Chairman and Chief Executive Officer, Kevin G. DeSanctis, our President and Chief Operating Officer and other members of our senior management team. Our ability to retain key personnel is affected by the competitiveness of our compensation packages and the other terms and conditions of employment, our continued ability to compete effectively against other gaming companies and our growth prospects. The loss of the services of any of these individuals could have a material adverse effect on our business, financial condition and results of operations.

Inclement weather and other conditions could seriously disrupt our business, financial condition and results of operations.

        The operations of our facilities are subject to disruptions or reduced patronage as a result of severe weather conditions. Our dockside facilities in Mississippi, Louisiana and Illinois are subject to risks in addition to those associated with land-based casinos, including loss of service due to casualty, mechanical failure, extended or extraordinary maintenance, flood, hurricane or other severe weather conditions. Reduced patronage and the loss of a dockside casino or riverboat from service for any period of time due to severe weather could adversely affect our business, financial condition and results of operations.

We depend on agreements with our horsemen and pari-mutuel clerks.

        We are required to have agreements with the horsemen at each of our racetracks to conduct our live racing and simulcasting activities. In addition, in order to operate gaming machines in West Virginia, we must maintain agreements with each of the Charles Town horsemen, pari-mutuel clerks and breeders.

        At the Charles Town Entertainment Complex, we have an agreement with the Charles Town horsemen that expires on June 30, 2004. The pari-mutuel clerks at Charles Town are represented under a collective bargaining agreement with the West Virginia Division of Mutuel Clerks which expires on December 31, 2004.

        Our agreement with the Pennsylvania Thoroughbred horsemen at Penn National Race Course expires on May 31, 2004. Our agreement with the Pennsylvania Harness horsemen at Pocono Downs expires on January 15, 2005.

        We have an agreement in place with the Sports Arena Employees Local 137 (AFL-CIO) with respect to pari-mutuel clerks and admission personnel at six of our OTWs. That agreement expires on September 30, 2005. We also have an agreement with Local 137 at Penn National Race Course with respect to pari-mutuel clerks and admissions and Telebet personnel that expired on September 30, 2002. To date, we have operated under that contract by formal and informal extensions.

        Pennwood Racing also has an agreement in effect with the horsemen at Freehold Raceway which expires May 2006.

        If we fail to maintain operative agreements with the horsemen at a track, we will not be permitted to conduct live racing and export and import simulcasting at that track and OTWs, and, in West Virginia, we will not be permitted to operate our gaming machines. In addition, our simulcasting agreements are subject to the horsemen's approval. If we fail to renew or modify existing agreements on satisfactory terms, this failure could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that these agreements will be renewed or extended.

We experience quarterly fluctuations in our results of operations.

        Our quarterly operating results fluctuate because of seasonality and other factors. We typically generate the best operating profits in our second and third fiscal quarters, which end in June and September, respectively. These seasonal trends may impact our financial condition to the extent we need more funds during periods of slower activity in the future.

We are subject to environmental laws and potential exposure to environmental liabilities.

        We are subject to various federal, state and local environmental laws and regulations that govern our operations, including emissions and discharges into the environment, and the handling and disposal of hazardous and nonhazardous substances and waste. Failure to comply with such laws and regulations could result in costs for corrective action, penalties or the imposition of other liabilities or restrictions. From time to time, we incur costs and obligations for correcting environmental noncompliance matters. To date, none of these matters has had a material adverse effect on our business, financial condition or results of operations; however, there can be no assurance that such matters will not have such an effect in the future.

        We are also subject to laws and regulations that impose liability and clean-up responsibility for releases of hazardous substances into the environment. Under certain of these laws and regulations, a current or previous owner or operator of property may be liable for the costs of remediating contaminated soil or groundwater on or from its property without regard to whether the owner or operator knew of, or caused, the contamination, as well as incur liability to third parties impacted by such contamination. The presence of contamination, or failure to remediate it properly, may adversely affect our ability to sell or rent such property. The Bullwhackers and Silver Hawk Casinos are located within the geographic footprint of the Clear Creek/Central City Superfund Site, a large area of historic mining activity, which is the subject of state and federal clean-up actions. Although we have not been named a potentially responsible party for this Superfund Site, it is possible that as a result of our ownership and operation of these properties (on which mining may have occurred in the past), we may occur costs related to this matter in the future. Furthermore, we are aware that there is or may be soil or groundwater contamination at certain of our facilities resulting from current or former operations. These matters are in various stages of investigation, and we are not able at this time to estimate the costs that will be required to resolve them. To date, none of these matters of other matters arising under environmental laws has had a material adverse effect on our business, financial condition, or results of operations; however, there can be no assurance that such matters will not have such an effect in the future.

Energy and fuel price increases may adversely affect our costs of operations and our revenues.

        Our casino properties use significant amounts of electricity, natural gas and other forms of energy. While no shortages of energy have been experienced, the recent substantial increases in the cost of electricity in the United States may negatively affect our results of operations. The extent of the impact is subject to the magnitude and duration of the energy and fuel price increases. Dramatic increases in fuel prices may also adversely affect customer visits.

Risks Relating to the Exchange Offer and Holding the New Notes

Holders who fail to exchange their old notes will continue to be subject to restrictions on transfer.

        If you do not exchange your old notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates for your old notes. The restrictions on transfer of your old notes arise because we issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or are offered and sold under an exemption from these requirements. We do not plan to register the old notes under the Securities Act. Furthermore, we have not conditioned the exchange offer on receipt of any minimum or maximum principal amount of old notes. As old notes are tendered and accepted in the exchange offer, the principal amount of remaining outstanding notes will decrease. This decrease will reduce the liquidity of the trading market for the old notes. We cannot assure you of the liquidity, or even the continuation, of the trading market for the outstanding notes following the exchange offer. For further information regarding the consequences of tendering your old notes in the exchange offer, see the discussions below under the captions "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes" and "Material United States Federal Tax Considerations."

You must comply with the exchange offer procedures in order to receive new, freely tradable notes.

        Delivery of new notes in exchange for old notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

  •
  certificates for old notes or a book-entry conformation of a book-entry transfer of old notes into the exchange agent's account at DTC, New York, New York as a depository, including an agent's message, as defined in this prospectus, if the tendering holder does not deliver a letter of transmittal;

  •
  a complete and signed letter of transmittal, or facsimile copy, with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message in place of the letter of transmittal; and

  •
  any other documents required by the letter of transmittal.

        Therefore, holders of old notes who would like to tender old notes in exchange for new notes should be sure to allow enough time for the old notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of old notes for exchange. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and will no longer have the registration and other rights under the registration rights agreement. See "The Exchange Offer—Procedures for Tendering Old Notes" and "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes".

Some holders who exchange their old notes may be deemed to be underwriters and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

        If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities. If you are deemed to have received restricted securities, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

There is no established trading market for the notes and you may find it difficult to sell your notes.

        There is no existing trading market for the new notes. We do not intend to apply for listing or quotation of the new notes on any exchange. Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be, nor can we make any assurances regarding the ability of new note holders to sell their notes, the amount of new notes to be outstanding following the exchange offer or the price at which the new notes might be sold. As a result, the market price of the new notes could be adversely affected. Historically, the market for non-investment grade debt, such as the new notes, has been subject to disruptions that have caused substantial volatility in the prices of securities. Any disruptions may have an adverse effect on holders of the new notes.

Risks Related to our Capital Structure and this Offering

Our substantial indebtedness could adversely affect our financial health.

        We continue to have a significant amount of indebtedness. Our substantial indebtedness could have important consequences to our financial health. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to our debt;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  require us to dedicate a substantial portion of our cash flow from operations to debt service, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  place us at a competitive disadvantage compared to our competitors that have less debt; and

  •
  limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds. A failure to comply with those covenants could result in an event of default.

        Any of the above-listed factors could have a material adverse effect on our business, financial condition and results of operations. In addition, we may incur substantial additional indebtedness in the future, including, for example, to fund new acquisitions. The terms of our existing indebtedness relating to the notes do not fully prohibit us from doing so. If new debt is added to our current debt levels, the related risks that we now face could intensify.

The availability and cost of financing could have an adverse effect on business.

        We intend to finance our current and future expansion and renovation projects primarily with cash flow from operations, borrowings under our bank credit facility and equity or debt financings. If we are unable to finance our current or future expansion projects, we will have to adopt one or more alternatives, such as reducing or delaying planned expansion, development and renovation projects as well as capital expenditures, selling assets, restructuring debt, or obtaining additional equity financing or joint venture partners, or modifying our bank credit facility. These sources of funds may not be sufficient to finance our expansion, and other financing may not be available on acceptable terms, in a timely manner or at all. In addition, our existing indebtedness contains certain restrictions on our ability to incur additional indebtedness. If we are unable to secure additional financing, we could be forced to limit or suspend expansion, development and renovation projects, which may adversely affect our business, financial condition and results of operations.

Our indebtedness imposes restrictive covenants on us.

        Our senior secured credit facility requires us, among other obligations, to maintain specified financial ratios and satisfy certain financial tests, including interest coverage and total leverage ratios. In addition, our senior secured credit facility restricts, among other things, our ability to incur additional indebtedness, incur guarantee obligations, repay indebtedness or amend debt instruments, pay dividends, create liens on assets, make investments, make acquisitions, engage in mergers or consolidations, make capital expenditures or engage in certain transactions with subsidiaries and affiliates. A failure to comply with the restrictions contained in our senior secured credit facility and the indentures governing our existing senior subordinated notes could lead to an event of default thereunder which could result in an acceleration of such indebtedness.

To service our indebtedness, we will require a significant amount of cash, which depends on many factors beyond our control.

        Based on our current level of operations, we believe our cash flow from operations, available cash and available borrowings under our senior secured credit facility will be adequate to meet our future liquidity needs for the next few years. We cannot assure you, however, that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our senior secured credit facility in amounts sufficient to enable us to fund our liquidity needs with respect to our indebtedness. In addition, if we consummate significant acquisitions in the future, our cash requirements may increase significantly. As we are required to satisfy amortization requirements under our senior secured credit facility or other debt matures, we may also need to raise funds to refinance all or a portion of our debt. We cannot assure you that we will be able to refinance any of our debt on attractive terms, commercially reasonable terms or at all. Our future operating performance and our ability to service or refinance our debt will be subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.

Your right to receive payments on the notes or under the subsidiary guarantees is junior to our existing senior indebtedness and possibly all of our future borrowings.

        The notes and the subsidiary guarantees rank behind all of our and the subsidiary guarantors' existing indebtedness and could rank behind all of our and their future borrowings, except for our outstanding senior subordinated notes and any other future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to other indebtedness of ours or the subsidiary guarantors. As a result, upon any distribution to our creditors or the creditors of any of the subsidiary guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or any of the subsidiary guarantors or our or their property, the holders of our or the subsidiary guarantor's senior indebtedness will be entitled to be paid in full before any payment may be made with respect to the notes or the subsidiary guarantees.

        In addition, all payments on the notes and the subsidiary guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

        In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the subsidiary guarantors, holders of the notes will participate with trade creditors and all other holders of our subordinated indebtedness and the guarantors in the assets remaining after we and the subsidiary guarantors have paid all of the senior debt. However, because the indenture governing the notes requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the subsidiary guarantors may not have sufficient funds to pay all of our creditors and holders of notes may receive less, ratably, than the holders of senior debt.

        As of December 31, 2003, the notes and the subsidiary guarantees were subordinated to approximately $423.3 million of senior debt (including amounts under outstanding letters of credit) and approximately $91.8 million was available for borrowing as additional senior debt under our senior credit facility. There is $37.5 million of other senior subordinated indebtedness with which the notes and the subsidiary guarantees are pari passu. We will be permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indenture governing the notes.

We may not have the ability to raise the funds necessary to finance a change of control offer required by this indenture or the terms of our other indebtedness.

        Upon the occurrence of certain change of control events, a default could occur in respect of our senior credit facility and we will be required to make an offer to purchase all outstanding notes and our other outstanding senior subordinated notes. If a change of control were to occur, we cannot assure you that we would have sufficient funds to pay the purchase price for all the notes tendered by the holders or such other indebtedness. Our senior credit facility and existing indentures contain, and any future agreements relating to indebtedness to which we become a party may contain, provisions restricting our ability to purchase notes or providing that an occurrence of a change of control constitutes an event of default, or otherwise requiring payment of amounts borrowed under those agreements. If a change of control occurs at a time when we are prohibited from purchasing the notes, we could seek the consent of our then existing lenders and other creditors to the purchase of the notes or could attempt to refinance the indebtedness that contains the prohibition. If we do not obtain such a consent or repay such indebtedness, we would remain prohibited from purchasing the notes. In that case, our failure to purchase tendered notes would constitute a default under the terms of the indenture governing the notes, any other indebtedness that we may enter into from time to time. See "Description of the New Notes—Repurchase at the Option of Holders."

Federal and state statutes allow courts, under specific circumstances, to void guarantees, subordinate claims in respect of the notes and require note holders to return payments received from guarantors.

        Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void a guarantee or claims related to the notes or subordinate a guarantee to all of our other debts or all other debts of a guarantor if, among other things, we or the guarantor, at the time we or it incurred the indebtedness evidenced by its guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness; and

  •
  we were or the guarantor was insolvent or rendered insolvent by reason of such incurrence;

  •
  we were or the guarantor was engaged in a business or transaction for which our or the guarantor's remaining assets constituted unreasonably small capital; or

  •
  we or the guarantor intended to incur, or believed that we or it would incur, debts beyond our or its ability to pay such debts as they mature.

        In addition, a court could void any payment by us or the guarantor pursuant to the notes or a guarantee and require that payment be returned to us or the guarantor, or to a fund for the benefit of our creditors or the creditors of the guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets,

  •
  if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or

  •
  it could not pay its debts as they become due.

        On the basis of historical financial information, recent operating history and other factors, we believe that we and each subsidiary guarantor, after giving effect to its guarantee of these notes, will not be insolvent, will not have unreasonably small capital for the business in which we are or it is engaged and will not have incurred debts beyond our or its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our or the subsidiary guarantors' conclusions in this regard.

An event of default has occurred under the indentures governing the Hollywood Casino Shreveport notes.

        Under the terms of the indentures governing the Hollywood Casino Shreveport notes, HCS and Shreveport Capital Corporation were required to make an offer to purchase the Hollywood Casino Shreveport notes at 101% of the principal amount thereof within ten days of March 3, 2003, which was the date our wholly-owned subsidiary consummated its merger with Hollywood Casino Corporation. At such time, HCS and Shreveport Capital Corporation determined that they did not have the liquidity to repurchase the Hollywood Casino Shreveport notes at 101% of their principal amount and, accordingly, could not make an offer to purchase the Hollywood Casino Shreveport notes as required under the indentures. The Hollywood Casino Shreveport notes are non-recourse to us and our subsidiaries (other than HCS, Shreveport Capital Corporation, HCS I, Inc., HCS II, Inc. and HWCC-Louisiana, Inc. which we refer to as the Shreveport entities).

        On March 14, 2003, the HCS issuers were notified by an ad hoc committee of holders of the Hollywood Casino Shreveport notes that they had 60 days from receipt of the notice to cure the failure to offer to purchase the Hollywood Casino Shreveport notes as required under the indentures governing the notes or an Event of Default would occur. HCS did not cure such failure and, therefore, on May 14, 2003 the representative of the holders of the HCS notes declared an Event of Default. In addition, the managing general partner of HCS did not make the interest payments aggregating $24.6 million that became due on the Hollywood Casino Shreveport notes on August 1, 2003 and February 1, 2004. On February 3, 2004, HCS I, Inc., the managing general partner of HCS, announced that its Board of Directors has initiated a process that it hopes will result in the sale or other disposition of the riverboat casino/hotel complex of HCS located in Shreveport, Louisiana. The Board took action after consultation with an ad hoc committee of holders of the Hollywood Casino Shreveport notes, whom HCS expects that it will consult with throughout the process. HCS currently anticipates that any transaction would be effected through a federal bankruptcy proceeding.

        There can be no assurance that the process will result in the sale or other disposition of the riverboat casino/hotel complex or that, if it does, the sale proceeds will be adequate to pay the Hollywood Casino Shreveport notes in full. In addition, there can be no assurance that the holders of the Hollywood Casino Shreveport notes will not challenge the non-recourse nature of the Hollywood Casino Shreveport notes or that we will not incur significant costs in connection with the Hollywood Casino Shreveport notes.

FORWARD LOOKING STATEMENTS

        In this prospectus we make some "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are included throughout this prospectus or incorporated by reference herein, including in the section entitled "Risk Factors" and relate to, our business strategy, our prospects and our financial position. These statements can be identified by the use of forward-looking terms such as "believes," "estimates," "expects," "intends," "may," "will," "should" or "anticipates" or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties. Specifically, forward-looking statements may include, among others, statements concerning:

  •
  our expectations of future results of operations or financial condition;

  •
  our expectations for our properties and the facility that we manage in Canada;

  •
  the timing, cost and expected impact on our market share and results of operations of our planned capital expenditures;

  •
  the impact of our regional diversification;

  •
  our expectations with regard to further acquisitions and the integration of any companies we have acquired or may acquire;

  •
  the outcome and financial impact of the litigation in which we are involved;

  •
  the actions of regulatory authorities with regard to our business and the impact of any such actions;

  •
  the expected effect of regulatory changes that we are pursuing or monitoring; and

  •
  our expectations of the continued availability of capital resources.

        Although we believe that the expectations reflected in such forward-looking statements are reasonable, they are inherently subject to risks, uncertainties and assumptions about our subsidiaries and us, and accordingly, our forward-looking statements are qualified in their entirety by reference to the factors described below under the heading "Risk Factors" and in the information incorporated by reference herein. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation, risks related to the following:

  •
  the passage of state, federal or local legislation that would expand, restrict, further tax or prevent gaming operations in the jurisdictions in which we do business;

  •
  the activities of our competitors;

  •
  increases in our effective rate of taxation at any of our properties or at the corporate level;

  •
  successful completion of capital projects at our gaming and pari-mutuel facilities;

  •
  the existence of attractive acquisition candidates and the costs and risks involved in the pursuit of those acquisitions;

  •
  our ability to maintain regulatory approvals for our existing businesses and to receive regulatory approvals for our new businesses;

  •
  the maintenance of agreements with our horsemen and pari-mutuel clerks;

  •
  our dependence on key personnel;

  •
  the impact of terrorism and other international hostilities;

  •
  the availability and cost of financing; and

  •
  the outcome and financial impact from the event of default under the indentures governing the 13% senior secured notes due 2006 and 13% first mortgage notes due 2006 issued by the Hollywood Casino Shreveport general partnership and Shreveport Capital Corporation.

        All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this prospectus or incorporated by reference herein. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus or incorporated by reference herein may not occur.

THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Old Notes

        Subject to terms and conditions detailed in this prospectus, we will accept for exchange old notes that are properly tendered on or prior to the expiration date and not withdrawn as permitted below. When we refer to the term expiration date, we mean 5:00 p.m., New York City time,                         , 2004. We may, however, in our sole discretion, extend the period of time that the exchange offer is open. The term expiration date means the latest time and date to which the exchange offer is extended.

        As of the date of this prospectus, $200,000,000 principal amount of old notes are outstanding. We are sending this prospectus, together with the letter of transmittal, to all holders of old notes that we are aware of on the date hereof.

        We expressly reserve the right, at any time, to extend the period of time that the exchange offer is open, and delay acceptance for exchange of any old notes, by giving oral or written notice of an extension to the holders of the old notes as described below. During any extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

        Old notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple thereof.

        We expressly reserve the right to amend or terminate the exchange offer, and not to exchange any old notes, upon the occurrence of any of the conditions of the exchange offer specified under "—Conditions to the Exchange Offer." We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. In the case of any extension, we will issue a notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering Old Notes

        Your tender to us of old notes as set forth below and our acceptance of the old notes will constitute a binding agreement between us and you upon the terms and subject to the conditions detailed in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender old notes for exchange in the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal or, in the case of a book-entry transfer, an agent's message in place of the letter of transmittal, to U.S. Bank, National Association., as exchange agent, at the address set forth below under "—Exchange Agent" on or prior to the expiration date. In addition, either:

  •
  certificates for old notes must be received by the exchange agent along with the letter of transmittal, or

  •
  a timely confirmation of a book-entry transfer, which we refer to in this prospectus as a book-entry confirmation, of old notes, if this procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described beginning on page 31 must be received by the exchange agent prior to the expiration date, with the letter of transmittal or an agent's message in place of the letter of transmittal, or the holder must comply with the guaranteed delivery procedures described below.

        The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

        The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or old notes should be sent to us.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

  •
  by a holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

  •
  for the account of an Eligible Institution (as defined below).

        In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (we refer to each such entity as an Eligible Institution in this prospectus). If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an Eligible Institution.

        We or the exchange agent in our sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility, including time of receipt, and acceptance of old notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our judgment or our counsel's, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer. Our or the exchange agent's interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the expiration date, including the letter of transmittal and the instructions thereto, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide such notification.

        If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the old notes.

        If the letter of transmittal or any old notes or powers of attorneys are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

        By tendering old notes, you represent to us that, among other things:

  •
  the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder; and

  •
  neither the holder nor such other person has any arrangement or understanding with any person, to participate in the distribution of the new notes.

        In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in or does not intend to engage in a distribution of the new notes.

        If you are our "affiliate," as defined under Rule 405 under the Securities Act, and engage in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of such new notes to be acquired pursuant to the exchange offer, you or any such other person:

  •
  could not rely on the applicable interpretations of the staff of the SEC; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution." The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Acceptance of Old Notes for Exchange; Delivery of New Notes

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See "—Conditions to the Exchange Offer." For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange if and when we give oral, confirmed in writing, or written notice to the exchange agent.

        The holder of each old note accepted for exchange will receive a new note in the amount equal to the surrendered old note. Accordingly, registered holders of new notes on the record date for the first interest payment date following the consummation of the exchange offer will received interest accruing from the most recent date that interest has been paid on the old notes. Holders of new notes will not receive any payment in respect of accrued interest on old notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer.

        In all cases, issuance of new notes for old notes that are accepted for exchange will only be made after timely receipt by the exchange agent of:

  •
  certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at DTC,

  •
  a properly completed and duly executed letter of transmittal or an agent's message in lieu thereof, and

  •
  all other required documents.

        If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to the tendering holder or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described below, the non-exchanged old notes will be credited to an account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfers

        For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent's message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under "—Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery Procedures

        If you desire to tender your old notes and your old notes are not immediately available, or time will not permit your old notes or other required documents to reach the exchange agent before the expiration date, a tender may be effected if:

  •
  the tender is made through an Eligible Institution;

  •
  prior to the expiration date, the exchange agent received from such Eligible Institution a notice of guaranteed delivery, substantially in the form we provide, by telegram, telex, facsimile transmission, mail or hand delivery, setting forth your name and address, the amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by such Eligible Institution with the exchange agent, and

  •
  the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

        You may withdraw your tender of old notes at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth under "—Exchange Agent." This notice must specify:

  •
  the name of the person having tendered the old notes to be withdrawn,

  •
  the old notes to be withdrawn, including the principal amount of such old notes, and

  •
  where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

        If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution, unless such holder is an Eligible Institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

        We or the exchange agent will make a final and binding determination on all questions as to the validity, form and eligibility, including time of receipt, of such notices. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to the holder, or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, the old notes will be credited to an account maintained with DTC for the old notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following one of the procedures described under "—Procedures for Tendering Old Notes" above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if any of the following events occur prior to acceptance of such old notes:

  •
  the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC; or

  •
  there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree has been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

  (1)
  seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result thereof, or

  (2)
  resulting in a material delay in our ability to accept for exchange or exchange some or all of the old notes pursuant to the exchange offer;

      or any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action has been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our reasonable judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above or, in our reasonable judgment, might result in the holders of new notes having obligations with respect to resales and transfers of new notes which are greater than those described in this prospectus, or would otherwise materially impair our ability to proceed with the exchange offer; or

  •
  there has occurred:

  (1)
  any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market,

  (2)
  any limitation by a governmental agency or authority which may materially impair our ability to complete the transactions contemplated by the exchange offer,

    (3)
    a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or

    (4)
    a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing, existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof; or

  •
  any change (or any development involving a prospective change) has occurred or is threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects and our subsidiaries taken as a whole that, in our reasonable judgment, is or may be materially adverse to us, or we have become aware of facts that, in our reasonable judgment, have or may have material adverse significance with respect to the value of the old notes or the new notes;

  (1)
  which in our reasonable judgment in any case, and regardless of the circumstances giving rise to any such condition, materially impair our ability to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.

        The conditions stated above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

        In addition, we will not accept for exchange any old notes tendered, and we will not issue new notes in exchange for any such old notes, if at such time any stop order by the SEC is threatened or in effect with respect to the Registration Statement, of which this prospectus constitutes a part, or the qualification of the indenture under the Trust Indenture Act.

Exchange Agent

        U.S. Bank, National Association. has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

U.S. Bank, National Association., Exchange Agent

By Hand, Overnight Delivery or by Mail:
Corporate Trust Services
50 Livingston Avenue
St. Paul, Minnesota 55107

Attention: Specialized Finance

By Facsimile Transmission
(for Eligible Institutions only):
(651) 495-8158

        DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

        The principal solicitation is being made by mail by U.S. Bank, National Association., as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the new notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

        Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

        We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the new notes.

Transfer Taxes

        You will not be obligated to pay any transfer taxes in connection with the tender of old notes in the exchange offer unless you instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any potentially applicable transfer tax.

Consequences of Exchanging or Failing to Exchange Old Notes

        If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the provisions of the indenture relating to the notes regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your certificates. These transfer restrictions are required because the old notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act.

        Under existing interpretations of the Securities Act by the SEC's staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the new notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of new notes, as set forth below. However, any purchaser of new notes who is one of our "affiliates" as defined in Rule 405 under the Securities Act or who intends to participate in the exchange offer for the purpose of distributing the new notes:

  •
  will not be able to rely on the interpretation of the SEC's staff;

  •
  will not be able to tender its old notes in the exchange offer; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the new notes unless such sale or transfer is made pursuant to an exemption from such requirements. See "Plan of Distribution".

        We do not intend to seek our own interpretation regarding the exchange offer and there can be no assurance that the SEC's staff would make a similar determination with respect to the new notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

        Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

USE OF PROCEEDS

        This exchange offer is intended to satisfy our obligations under the exchange and registration rights agreement that was executed in connection with the sale of the original notes. We will not receive any proceeds from the exchange offer. You will receive, in exchange for the original notes tendered by you and accepted by us in the exchange offer, new notes in the same principal amount. The original notes surrendered in exchange for the new notes will be retired and will not result in any increase in our outstanding debt. Any tendered-but-unaccepted original notes will be returned to you and will remain outstanding.

RATIO OF EARNINGS TO FIXED CHARGES

        We have calculated the ratio of earnings to fixed charges by dividing earnings by fixed charges. For the purpose of computing the ratio of earnings to fixed charges, "earnings" is defined as income from continuing operations before provision for income taxes and fixed charges and less capitalized interest. "Fixed charges" consist of interest expense, amortization of capitalized debt costs and premium on debt, capitalized interest and the estimated interest included in rental expense.

Year Ended December 31,
1999	2000	2001	2002	2003
2.1	2.3	1.7	2.2	1.8

CAPITALIZATION

        The following table sets forth the consolidated cash and cash equivalents and capitalization of Penn National Gaming, Inc. as of December 31, 2003. You should read the data set forth in the table below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Other Indebtedness" and the consolidated financial statements of Penn National Gaming, Inc. and related notes incorporated by reference to this prospectus.

As of December 31, 2003
(In thousands)
Cash and cash equivalents	$106,969

Long-term debt, including current portion
Senior secured credit facility	$399,700
Other debt	15,430
11 1/8% senior subordinated notes due 2008	200,000
8 7/8% senior subordinated notes due 2009	175,000
Hollywood Casino Shreveport non-recourse debt
13% Shreveport First Mortgage Notes	150,000
13% Shreveport Senior Secured Notes, including bond premium of $686	39,686
Less: Bond valuation allowance	(70,348)
6 7/8% Senior Subordinated Notes due 2011	200,000

Total long-term debt	1,109,468

Shareholders' equity
Preferred stock, $.01 par value, authorized 1,000,000 shares; no shares issued and outstanding	—
Common stock, $.01 par value, authorized 200,000,000 shares; 40,621,350 shares issued	409
Treasury stock, at cost, 849,400 shares	(2,379)
Additional paid-in capital	162,442
Retained earnings	148,055
Other comprehensive income	1,351

Total shareholders' equity	309,878

Total capitalization	$1,419,346

SELECTED HISTORICAL FINANCIAL DATA

        The following selected consolidated financial and operating data for the years ended December 31, 1999, 2000, 2001, 2002 and 2003 are derived from our consolidated financial statements that have been audited by BDO Seidman, LLP, independent certified public accountants. You should read the selected historical financial data set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial statements, including the related notes, included incorporated by reference to prospectus.

	Year Ended December 31,
	1999	2000(1)	2001(2)	2002(3)	2003(6)
	(in thousands, except per share data)
Income statement data:(4)
Net Revenues	$170,360	$291,801	$517,137	$655,961	$1,162,995
Total operating expenses	152,695	246,642	440,246	553,786	979,812

Income from operations	17,665	45,159	76,891	102,175	183,183
Other income (expenses), net	(7,155)	(27,645)	(40,525)	(52,381)	(100,020)

Income before income taxes	10,510	17,514	36,366	49,794	83,163
Taxes on income	3,777	5,522	12,608	18,931	31,692

Net income	$6,733	$11,992	$23,758	$30,863	$51,471

Per share data:(5)
Basic net income per share	$0.23	$0.40	$0.78	$0.82	$1.30
Diluted net income per share	$0.22	$0.39	$0.75	$0.79	$1.27
Weighted shares outstanding—basic	29,674	29,936	30,653	37,775	39,473
Weighted shares outstanding—diluted	30,392	30,886	31,837	39,094	40,612
Other data:
Net cash provided by operating activities	$22,461	$41,813	$85,833	$100,854	$154,942
Net cash used in investing activities	(29,756)	(229,770)	(216,335)	(102,433)	(320,953)
Net cash provided by financing activities	9,903	201,810	145,593	18,312	217,459
Depreciation and amortization	7,733	12,039	32,093	36,456	67,487
Interest expense	9,613	20,644	46,096	42,104	97,492
Capital expenditures	13,243	27,295	41,511	88,902	57,482
Balance sheet data:
Cash and cash equivalent	$9,434	$23,287	$38,378	$55,121	$106,969
Total assets	189,712	439,900	679,377	765,480	1,609,599
Total debt	91,213	309,299	458,909	375,018	1,109,468
Shareholders' equity	66,272	79,221	103,265	247,000	309,878

(1)
Reflects operations included since the August 8, 2000 acquisition of Casino Magic-Bay St. Louis casino and Boomtown Biloxi casino.

(2)
Reflects operations included since the April 27, 2001 acquisition of all of the gaming assets of CRC Holdings, Inc. and the minority interest in Louisiana Casino Cruises, Inc.

(3)
Reflects operations included since the April 25, 2002 acquisition of Bullwhackers.

(4)
Certain prior year amounts have been reclassified to conform to the current year presentation.

(5)
Per share data has been retroactively restated to reflect the increased number of common stock shares outstanding as a result of our June 25, 2002 stock split.

(6)
Reflects the operations of the Hollywood Casino properties since the March 3, 2003 acquisition date.

DESCRIPTION OF OTHER INDEBTEDNESS

$800 Million Senior Secured Credit Facility

        On March 3, 2003, we entered into an $800 million senior secured credit facility with a syndicate of lenders that replaced our then existing credit facility.

        The senior credit facility was initially comprised of a $100 million revolving credit facility, a $100 million Term A facility loan and a $600 million Term B facility loan, all maturing on September 1, 2007. On March 3, 2003, we borrowed the entire Term A and Term B term loans to complete the purchase of Hollywood Casino Corporation and to call its $360 million Senior Secured Notes.

        On September 30, 2003, we made an optional prepayment of $27 million toward our $800 million senior secured credit facility. Based on our consolidated EBITDA for the 12 months ended September 30, 2003, the payment triggered a reduction of the interest rate margin on the Term A portion of the credit facility by 0.25% and a reduction of the interest rate margin on the Term B portion of the credit facility by 0.5%. The reductions of the interest rate margins became effective on October 23, 2003.

        On December 3, 2003, we made a pre-payment of $10.5 million plus accrued interest to satisfy in full our Term Loan A Facility due March 2008. Additionally, we made a pre-payment of $195.1 million plus accrued interest against our Term Loan B Facility due March 2009, which had approximately $596.3 million outstanding at September 30, 2003. The pre-payments were funded with the net proceeds of the $200 million 6 7/8% senior subordinated note offering and with cash from operations.

        On December 5, 2003, the $800 million senior credit facility was amended and restated. The amended agreement reduced the total credit facility from $800 million to $500 million and converted the Term Loan B facility to a Term Loan D facility due September 2007. The Term Loan D facility will initially accrue interest at 250 basis points over LIBOR, representing a 100 basis point reduction from the original terms of the Term Loan B facility.

        At December 31, 2003, we had an outstanding balance of $399.7 million on the Term Loan D facility and $91.8 million available to borrow under the revolving credit facility after giving effect to outstanding letters of credit of $8.2 million. The weighted average interest rate on the Term D facility is 3.63% at year-end excluding swaps and deferred finance fees.

        The terms of our $800 million senior secured credit facility require us to satisfy certain financial covenants, such as leverage and fixed charge coverage ratios, and limitations on indebtedness, liens, investments and capital expenditures, among others.

11 1/8% Senior Subordinated Notes due 2008

        On March 12, 2001, we completed a private offering of $200,000,000 of our 11 1/8% senior subordinated notes due 2008. The net proceeds of the 11 1/8% notes were used, in part, to finance our acquisition of Casino Rouge and the management service contract at Casino Rama, including the repayment of certain existing indebtedness of Casino Rama. Interest on the 11 1/8% notes is payable on March 1 and September 1 of each year. The 11 1/8% notes mature on March 1, 2008. As of September 30, 2003, all of the principal amount of the 11 1/8% notes is outstanding.

        We may redeem all or part of the 11 1/8% notes on or after March 1, 2005 at certain specified redemption prices. Prior to March 1, 2004, we may redeem up to 35% of the 11 1/8% notes from proceeds of certain sales of our equity securities. The 11 1/8% notes also are subject to redemption requirements imposed by state and local gaming laws and regulations.

        The 11 1/8% notes are general unsecured obligations and are guaranteed on a senior subordinated basis by certain of our current and future wholly-owned domestic subsidiaries. The 11 1/8% notes rank equally with our future senior subordinated debt, including the 8 7/8% senior subordinated notes, and junior to our senior debt, including debt under our senior credit facility. In addition, the 11 1/8% notes will be effectively junior to any indebtedness of our non-U.S. or unrestricted subsidiaries, none of which have guaranteed the 11 1/8% notes.

        The 11 1/8% notes and guarantees were originally issued in a private placement pursuant to an exemption from the registration requirements of the Securities Act of 1933. On July 30, 2001, we completed an offer to exchange the 11 1/8% notes and guarantees for 11 1/8% notes and guarantees registered under the Securities Act having substantially identical terms.

8 7/8% Senior Subordinated Notes due 2010

        On February 28, 2002, we completed a public offering of $175,000,000 of our 8 7/8% senior subordinated notes due 2010. Interest on the 8 7/8% notes is payable on March 15 and September 15 of each year, beginning September 15, 2002. The 8 7/8% notes mature on March 15, 2010. As of September 30, 2003, all of the principal amount of the 8 7/8% notes is outstanding. The net proceeds from the offering, totaling approximately $170.1 million after deducting underwriting discounts and related expenses, to repay term loan indebtedness under the then existing senior secured credit facility.

        We may redeem all or part of the 8 7/8% notes on or after March 15, 2006 at certain specified redemption prices. Prior to March 15, 2005, we may redeem up to 35% of the 8 7/8% notes from proceeds of certain sales of our equity securities. The 8 7/8% notes also are subject to redemption requirements imposed by state and local gaming laws and regulations.

        The 8 7/8% notes are general unsecured obligations and are guaranteed on a senior subordinated basis by certain of our current and future wholly-owned domestic subsidiaries. The 8 7/8% notes rank equally with our future senior subordinated debt, including the 11 1/8% senior subordinated notes, and junior to our senior debt, including debt under our senior credit facility. In addition, the 8 7/8% notes will be effectively junior to any indebtedness of our non-U.S. or unrestricted subsidiaries, none of which have guaranteed the 8 7/8% notes.

DESCRIPTION OF THE NEW NOTES

        You can find the definitions of certain capitalized terms used in this section under the subheading "—Certain Definitions." In this description, "Penn National" refers only to Penn National Gaming, Inc. and not to any of its subsidiaries.

        Penn National will issue the Series B notes under the indenture dated December 4, 2003, among itself, the Guarantors and State Street Bank and Trust Company, as trustee. References to the "notes" include both the Series B notes and any Series A notes that remain outstanding following completion of the exchange offer. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

        The following description is a summary of the material provisions of the indenture. It does not restate those agreements in their entirety. We urge you to read the indenture because it, and not this description, define your rights as Holders of the notes. Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture.

        The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

Brief Description of the Notes and the Subsidiary Guarantees

  The Notes

        The notes:

  •
  are general unsecured obligations of Penn National;

  •
  are subordinated in right of payment to payment in full in cash or Cash Equivalents of all Senior Debt of Penn National;

  •
  are senior or pari passu in right of payment with any existing or future subordinated Indebtedness of Penn National including its outstanding 11 1/8% senior subordinated notes due 2008 and 8 7/8% senior subordinated notes due 2010; and

  •
  are unconditionally guaranteed on a senior subordinated basis by the Guarantors.

  The Subsidiary Guarantees

        The notes are guaranteed by all of Penn National's Subsidiaries that are guarantors under our existing Credit Facilities. The Shreveport Entities are Unrestricted Subsidiaries and will not be Guarantors under the indenture or any of our other outstanding indebtedness.

        Each guarantee of the notes:

  •
  is a general unsecured obligation of the Guarantor;

  •
  is subordinated in right of payment to all Senior Debt of that Guarantor; and

  •
  is senior or pari passu in right of payment with any future senior subordinated Indebtedness of that Guarantor.

        As of December 31, 2003, Penn National and the Guarantors had total Senior Debt of approximately $423.3 million (including amounts under outstanding letters of credit). As indicated above and as discussed in detail below under the caption "—Subordination," payments on the notes and under these guarantees will be subordinated to the payment of Senior Debt. The indenture permits us and the Guarantors to incur additional Senior Debt.

        As of the date of the indenture, all of our Subsidiaries other than the Shreveport Entities will be "Restricted Subsidiaries." However, under the circumstances described below under the subheading "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to any of the material restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

        Subject to Penn National's compliance with the covenant described below under the caption "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," Penn National may issue notes under the indenture in an unlimited aggregate principal amount, of which $200 million aggregate principal amount is being issued in this offering. Penn National will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on December 1, 2011. The notes offered hereby and any Additional Notes will be treated as a single class for all purposes under the indenture.

        Interest on the notes will accrue at the rate of 6 7/8% per annum and will be payable semi-annually in arrears on June 1 and December 1, commencing on June 1, 2004. Penn National will make each interest payment to the Holders of record on the immediately preceding May 15 and November 15.

        Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a Holder of at least $1,000,000 in principal amount of the notes has given wire transfer instructions to Penn National, Penn National will pay all principal, interest and premium on that Holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Penn National elects to make interest payments by check mailed to the Holders at their respective addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

        The trustee will initially act as paying agent and registrar. Penn National may change the paying agent or registrar without prior notice to the Holders of the notes, and Penn National or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Penn National is not required to transfer or exchange any note selected for redemption. Also, Penn National is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

        The notes will be guaranteed by each of the Guarantors. These Subsidiary Guarantees will be joint and several obligations of the Guarantors. Each Subsidiary Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its

Subsidiary Guarantee are intended to be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void guarantees, subordinate claims in respect of the notes and require note holders to return payments received from guarantors."

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Penn National or another Guarantor, unless:

          (1)   immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2)   either:

            (a)   the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture and its Subsidiary Guarantee; or

            (b)   the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

        The Subsidiary Guarantee of a Guarantor will be released:

          (1)   in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Penn National, if the sale or other disposition complies with the "Asset Sale" provisions of the indenture;

          (2)   in connection with any sale of all of the Capital Stock of a Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Penn National, if the sale complies with the "Asset Sale" provisions of the indenture; or

          (3)   if Penn National properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture.

        See "—Repurchase at the Option of Holders—Asset Sales."

Subordination

        The payment of all Obligations in respect of the notes will be subordinated to the prior payment in full in cash or Cash Equivalents of all Senior Debt of Penn National, including Senior Debt incurred after the date of the indenture.

        The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) and all outstanding letters of credit under Credit Facilities shall either have been terminated or cash collateralized in accordance with the terms thereof before the Holders of notes will be entitled to receive any payment on, or distribution with respect to, the notes (except that Holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under the caption "—Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of Penn National:

          (1)   in a liquidation or dissolution of Penn National;

          (2)   in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Penn National or its property;

          (3)   in an assignment for the benefit of creditors; or

          (4)   in any marshaling of Penn National's assets and liabilities.

        Penn National also may not make any payment on, or distribution with respect to, the notes (except in Permitted Junior Securities or from the trust described under the caption "—Legal Defeasance and Covenant Defeasance") if:

          (1)   a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

          (2)   any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from the Credit Agent, Penn National or any holder of any Designated Senior Debt.

        Payments on the notes may and will be resumed:

          (1)   in the case of a payment default, upon the date on which such default is cured or waived; and

          (2)   in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

        No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice.

        No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 consecutive days.

        Notwithstanding the foregoing, Penn National will be permitted to repurchase, redeem, repay or prepay any or all of the notes to the extent required to do so by any Gaming Authority, as described under the caption "—Optional Redemption" below.

        If the trustee or any Holder of the notes receives a payment in respect of the notes (except in Permitted Junior Securities or from the trust described under the caption "—Legal Defeasance and Covenant Defeasance") when:

          (1)   the payment is prohibited by these subordination provisions; and

          (2)   the trustee or the Holder has actual knowledge that the payment is prohibited, the trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt and shall immediately deliver the amounts in trust to the holders of Senior Debt or their proper representative in the form received with any necessary or requested endorsement. Penn National must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

        As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Penn National, Holders of notes may recover less ratably than creditors of Penn National who are holders of Senior Debt. See "Risk Factors—Your right to receive payments on the notes or under the subsidiary guarantees is junior to our existing senior indebtedness and possibly all of our future borrowings."

Optional Redemption

        At any time prior to December 1, 2006, Penn National may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes originally issued under the indenture at a redemption price of 106.875% of the principal amount, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

          (1)   at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by Penn National and its Subsidiaries); and

          (2)   the redemption occurs within 90 days of the date of the closing of such Equity Offering.

        Except as described above, the notes will not be redeemable at Penn National's option prior to December 1, 2007. On and after December 1, 2007, Penn National may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Year	Percentage
2007	103.438%
2008	101.719%
2009 and thereafter	100.000%

        In addition to the foregoing, if any Gaming Authority requires that a Holder or Beneficial Owner of Notes must be licensed, qualified or found suitable under any applicable Gaming Laws and such Holder or Beneficial Owner:

          (1)   fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority, or

          (2)   is denied such license or qualification or not found suitable.

        Penn National shall have the right, at its option:

          (1)   to require any such Holder or Beneficial Owner to dispose of its notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of receipt of such notice or finding by such Gaming Authority, or

          (2)   to call for the redemption of the notes of such Holder or Beneficial Owner at a redemption price equal to the least of:

            (a)   the principal amount thereof, together with accrued interest to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority,

            (b)   the price at which such Holder or Beneficial Owner acquired the notes, together with accrued interest to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority, or

            (c)   such other lesser amount as may be required by any Gaming Authority.

        Penn National shall notify the trustee in writing of any such redemption as soon as practicable. The Holder or Beneficial Owner applying for license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability.

No Mandatory Redemption

        Penn National is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, each Holder of notes will have the right to require Penn National to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Penn National will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased, to the date of purchase. Within 30 days following any Change of Control, Penn National will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Penn National will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Penn National will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

        On the Change of Control Payment Date, Penn National will, to the extent lawful:

          (1)   accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

          (2)   deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

          (3)   deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by Penn National.

        The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

        Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, Penn National will either repay all outstanding Senior Debt in cash or Cash Equivalents or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant. Penn National will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require Penn National to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that Penn National repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        Penn National will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Penn National and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

        The definition of "Change of Control" includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Penn National and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require Penn National to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Penn National and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset Sales

        Penn National will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1)   Penn National (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

          (2)   the fair market value is determined by Penn National's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the trustee; and

          (3)   at least 75% of the consideration received in the Asset Sale by Penn National or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

            (a)   any liabilities, as shown on Penn National's or such Restricted Subsidiary's most recent balance sheet, of Penn National or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Penn National or such Restricted Subsidiary from further liability; and

            (b)   any securities, notes or other obligations received by Penn National or such Restricted Subsidiary from such transferee that are substantially concurrently, subject to ordinary settlement periods, converted by Penn National or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion.

        Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Penn National may apply an amount equal to those Net Proceeds at its option:

          (1)   to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

          (2)   to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Person primarily engaged in a Permitted Business;

          (3)   to make capital expenditures; or

          (4)   to acquire other long-term assets that are used or useful in a Permitted Business.

        Pending the final application of any Net Proceeds, Penn National may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5 million, Penn National will make an Asset Sale Offer to all Holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Penn National may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        Notwithstanding the foregoing, Penn National or a Restricted Subsidiary will be permitted to consummate an Asset Sale without complying with the foregoing provisions if:

          (1)   Penn National or its Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of the Board of Directors of Penn National) as set forth in an officers' certificate delivered to the trustee,

          (2)   the transaction constitutes a "like-kind exchange" of the type contemplated by Section 1031 of the Internal Revenue Code, and

          (3)   the consideration for such Asset Sale constitutes assets that the Board of Directors in its good faith judgment at the time of the sale determines will be used or useful in a Permitted Business; provided that any non-cash consideration not constituting assets that the Board of Directors in its good faith judgment at the time of the sale determines will be used or useful in a Permitted Business received by Penn National or a Restricted Subsidiary in connection with such Asset Sale that is converted into or sold or otherwise disposed of for cash or Cash Equivalents at any time within 360 days after such Asset Sale and any cash or Cash Equivalents received by Penn National or a Restricted Subsidiary in connection with such Asset Sale shall constitute Net Proceeds subject to the provisions set forth above.

        Penn National will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Penn National will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

        The agreements governing Penn National's outstanding Senior Debt currently prohibit Penn National from purchasing any notes, and also provide that certain change of control or asset sale events with respect to Penn National would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which Penn National becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when Penn National is prohibited from purchasing notes, Penn National could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Penn National does not obtain such a consent or repay such borrowings, Penn National will remain prohibited from purchasing notes. In such case, Penn National's failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the Holders of notes.

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

          (1)   if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

          (2)   if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

        No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

  Restricted Payments

        Penn National will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1)   declare or pay any dividend or make any other distribution on account of Penn National's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment from funds or property of Penn National or any of its Restricted Subsidiaries in connection with any merger or consolidation involving Penn National or any of its Restricted Subsidiaries) or to the direct or indirect holders of Penn National's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Penn National or to Penn National or a Restricted Subsidiary of Penn National);

          (2)   purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment from funds or property of Penn National or any of its Restricted Subsidiaries in connection with any merger or consolidation involving Penn National) any Equity Interests of Penn National or any direct or indirect parent of Penn National;

          (3)   make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

          (4)   make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) being collectively referred to as "Restricted Payments"),

        unless, at the time of and after giving effect to such Restricted Payment:

          (1)   no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

          (2)   Penn National would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Penn National and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4) and, solely to the extent not reducing Consolidated Net Income (or Net Income), (8) of the next succeeding paragraph), is less than the sum, without duplication, of:

            (a)   50% of the Consolidated Net Income of Penn National for the period (taken as one accounting period) from the beginning of the fiscal quarter commencing on October 1, 2003 to the end of Penn National's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

            (b)   100% of the aggregate net cash proceeds received by Penn National since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Penn National (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Penn National that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Penn National), plus

            (c)   to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

            (d)   to the extent that any Restricted Investment was made after the date of the indenture in an entity that subsequently becomes a Restricted Subsidiary and such Restricted Investment remains outstanding, the aggregate amount of such Restricted Investments, plus

            (e)   to the extent that any Unrestricted Subsidiary of Penn National is redesignated as a Restricted Subsidiary in compliance with the covenant "—Designation of Restricted and Unrestricted Subsidiaries" after the date of the indenture, the lesser of (i) the fair market value of Penn National's Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

        The preceding provisions will not prohibit:

          (1)   the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as applicable, if at the date of declaration or giving of the redemption notice, as the case may be, the dividend or redemption payment would have complied with the provisions of the indenture;

          (2)   the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Penn National or any Guarantor or of any Equity Interests of Penn National in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of Penn National) of, Equity Interests of Penn National (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

          (3)   the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Penn National or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4)   the payment of any dividend by a Restricted Subsidiary of Penn National to the holders of its Equity Interests on a pro rata basis;

          (5)   redemptions, repurchases or repayments to the extent required by any Gaming Authority having jurisdiction over Penn National or any Restricted Subsidiary or deemed necessary by the Board of Directors of Penn National in order to avoid the suspension, revocation or denial of a gaming license by any Gaming Authority;

          (6)   the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Penn National or any Restricted Subsidiary of Penn National held by any member of Penn National's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $750,000 in any twelve-month period;

          (7)   other Restricted Payments not to exceed (i) $5 million prior to Supplemental Illinois Gaming Aproval or (ii) $20 million upon and after receipt of Supplemental Illinois Gaming Approval, in the aggregate since the date of the indenture;

          (8)   the declaration and payment of dividends to holders of Penn National's Disqualified Stock or the preferred stock of a Guarantor, in each case issued in accordance with the covenant entitled "—Incurrence of Indebtedness and Issuance of Preferred Stock"; or

          (9)   repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Penn National or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors, whose resolution with respect thereto will be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5 million. Not later than 30 days after the date of making any Restricted Payment, Penn National will deliver to the trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

  Incurrence of Indebtedness and Issuance of Preferred Stock

        Penn National will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur) any Indebtedness (including Acquired Debt), and Penn National will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that Penn National may incur Indebtedness (including

Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for Penn National's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

           (1)  the incurrence by Penn National and/or any of the Guarantors of Indebtedness and letters of credit pursuant to the Credit Facilities; provided that the aggregate principal amount of all Indebtedness then classified as having been incurred in reliance upon this clause (1) that remains outstanding under the Credit Facilities after giving effect to such incurrence does not exceed $500 million, less the aggregate amount of all Net Proceeds of Asset Sales that have been applied by Penn National or any of its Restricted Subsidiaries since the date of the indenture to repay any Indebtedness under a Credit Facility (and to reduce commitments with respect thereto in the case of any such Indebtedness that is revolving credit Indebtedness) pursuant to the covenant described above under the caption "—Repurchase at Option of Holders—Asset Sales"; provided, however, that the maximum amount permitted to be outstanding under this clause (1) shall not be deemed to limit additional Indebtedness under the Credit Facilities to the extent the incurrence of such additional Indebtedness is permitted pursuant to any of the other provisions under this caption "—Incurrence of Indebtedness and Issuance of Preferred Stock";

           (2)  the incurrence by Penn National and its Restricted Subsidiaries of the Existing Indebtedness;

           (3)  the incurrence by Penn National and the Guarantors of Indebtedness represented by the notes to be issued on the date of the indenture in the principal amount of $200 million (and the Exchange Notes issued in exchange therefor) and the related Subsidiary Guarantees;

           (4)  the incurrence by Penn National or any of the Guarantors of Indebtedness represented by Purchase Money Indebtedness and Capital Lease Obligations incurred in connection with the purchase or capital lease of video gaming machines, slot machines or other gaming equipment in an aggregate principal amount or accreted value, as applicable, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $20 million at any time outstanding;

           (5)  the incurrence by Penn National or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (2), (3), (4), (5) or (14) of this paragraph;

           (6)  the incurrence by Penn National or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Penn National and any of its Restricted Subsidiaries; provided, however, that:

            (a)   if Penn National or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of Penn National, or the Subsidiary Guarantee, in the case of a Guarantor; and

            (b)   (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Penn National or a Restricted Subsidiary of Penn National and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither Penn National nor a Restricted Subsidiary of Penn National will be deemed, in each case, to constitute an incurrence of such Indebtedness by Penn National or such Subsidiary, as the case may be, that was not permitted by this clause (6);

           (7)  the incurrence by Penn National or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk or currency exchange risk with respect to any floating rate Indebtedness or non-U.S. dollar-denominated Indebtedness that is permitted by the terms of the indenture to be outstanding;

           (8)  the guarantee by Penn National or any of the Guarantors of Indebtedness of Penn National or a Restricted Subsidiary of Penn National that was permitted to be incurred by another provision of this covenant;

           (9)  the incurrence by Permitted Joint Ventures or Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of a Permitted Joint Venture or an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Penn National that was not permitted by this clause;

         (10)  Indebtedness incurred by Penn National or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit with respect to workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

         (11)  obligations in respect of performance and surety bonds and completion guarantees provided by Penn National or any Restricted Subsidiary in the ordinary course of business;

         (12)  the incurrence by Penn National or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence;

         (13)  incurrence of Indebtedness by Penn National or any of its Restricted Subsidiaries (in addition to Existing Indebtedness) consisting of Guarantees of Indebtedness of Pennwood in an aggregate principal amount at any time outstanding not to exceed $20 million; and

         (14)  the incurrence by Penn National or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (14), not to exceed $50 million.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above or is entitled to be incurred pursuant to the first paragraph of this covenant, Penn National will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant. In addition, Penn National may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause or to the first paragraph of this covenant, provided that Penn National would be permitted to incur such item of Indebtedness (or portion thereof) pursuant to such other clause or the first paragraph of this covenant, as the case may be, at such time of reclassification. Indebtedness under the Senior Credit Facilities outstanding on the date on which the notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of "Permitted Debt."

  No Senior Subordinated Debt

        Penn National will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of Penn National and senior in any respect in right of payment to the notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.

  Liens

        Penn National will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness or trade payables (other than Permitted Liens) upon any of its property or assets, now owned or hereafter acquired, unless all payments due under the indenture and the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

        Penn National will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1)   pay dividends or make any other distributions on its Capital Stock to Penn National or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Penn National or any of its Restricted Subsidiaries;

          (2)   make loans or advances to Penn National or any of its Restricted Subsidiaries; or

          (3)   transfer any of its properties or assets to Penn National or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

           (1)  agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, restructurings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, restructurings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

           (2)  the indenture, the notes and the Subsidiary Guarantees;

           (3)  applicable law or requirements of any Gaming Authority;

           (4)  any instrument governing Indebtedness (including Acquired Debt) or Capital Stock of a Person acquired by Penn National or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

           (5)  customary non-assignment provisions in any purchase money financing contracts or leases entered into in the ordinary course of business and consistent with past practices;

           (6)  purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

           (7)  any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

           (8)  Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

           (9)  Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

         (10)  provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

         (11)  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

         (12)  Senior Debt, provided that the restrictions contained in the agreements governing such Senior Debt are no more restrictive, taken as a whole, than those contained in the Senior Credit Facilities as of the date of the indenture;

         (13)  Indebtedness and related Guarantees by the Guarantors that ranks pari passu with the notes and the guarantees of the notes by the Guarantors; provided that the restrictions contained in the agreements governing such Indebtedness and related Guarantees are no more restrictive, taken as a whole, than those contained in the indenture;

         (14)  Indebtedness incurred, or preferred stock issued, by Foreign Subsidiaries, provided that the restrictions contained in the agreements or instruments governing such Indebtedness or preferred stock:

            (a)   apply only in the event of a payment default or a default with respect to a financial covenant contained in the terms of such Indebtedness or preferred stock or will not materially affect Penn National's ability to make principal or interest payments on the notes as determined by the Board of Directors of Penn National, whose determination shall be conclusive; and

            (b)   are not materially more disadvantageous to Holders of the notes than is customary in comparable financings as determined in good faith by the Board of Directors, whose determination shall be conclusive; and

         (15)  Indebtedness incurred by a Permitted Joint Venture pursuant to clause (9) of the definition of "Permitted Debt."

  Merger, Consolidation or Sale of Assets

        Penn National may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Penn National is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Penn National and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person unless:

          (1)   either (a) Penn National is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Penn National) or to which such sale,

  assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (2)   the Person formed by or surviving any such consolidation or merger (if other than Penn National) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Penn National under the notes, the indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the trustee;

          (3)   immediately after such transaction no Default or Event of Default exists; and

          (4)   Penn National or the Person formed by or surviving any such consolidation or merger (if other than Penn National), or to which such sale, assignment, transfer, conveyance or other disposition has been made, will, on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock."

        In addition, Penn National may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

        Upon any sale, assignment, transfer, conveyance or other disposition of all or substantially all of Penn National's and its Restricted Subsidiaries' assets, taken as a whole, in compliance with the provisions of this "Merger, Consolidation or Sale of Assets" covenant, Penn National will be released from the obligations under the notes and the indenture except with respect to any obligations that arise from, or are related to, such transaction.

        This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Penn National and any of its Wholly-Owned Restricted Subsidiaries.

  Transactions with Affiliates

        Penn National will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1)   the Affiliate Transaction is on terms that are no less favorable to Penn National or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Penn National or such Restricted Subsidiary with an unrelated Person; and (2) Penn National delivers to the trustee:

            (a)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of (i) $2 million prior to receipt of Supplemental Illinois Gaming Approval or (ii) $5 million upon and after receipt of Supplemental Illinois Gaming Approval, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

            (b)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of (i) $5 million prior to receipt of Supplemental Illinois Gaming Approval or (ii) $25 million upon and after receipt of Supplemental Illinois Gaming Approval, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1)   any employment agreements or arrangements and benefit plans or arrangements, and any transactions contemplated by any of the foregoing relating to compensation and employee benefits matters, in each case in respect of employees, officers or directors entered into by Penn National or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of Penn National or such Restricted Subsidiary;

          (2)   transactions between or among Penn National and/or its Restricted Subsidiaries;

          (3)   transactions with a Person that is an Affiliate of Penn National solely because Penn National owns an Equity Interest in such Person;

          (4)   payment of reasonable directors' fees and indemnity provided on behalf of officers, directors or employees of Penn National or any of its Restricted Subsidiaries;

          (5)   sales of Equity Interests (other than Disqualified Stock) to Affiliates of Penn National; and

          (6)   Restricted Payments that are permitted by the provisions of the indenture described above under the caption "—Restricted Payments."

  Additional Subsidiary Guarantees

            (a)   If Penn National or any of its Restricted Subsidiaries that is a Guarantor acquires or creates another Wholly-Owned Domestic Subsidiary after the date of the indenture that has assets with a book value in excess of $1 million or (b) if any Restricted Subsidiary that is not a Guarantor becomes a guarantor (a "Significant Debt Guarantor") with respect to any Credit Facility, the 11 1/8% senior subordinated notes due 2008 or the 8 7/8% senior subordinated notes due 2010, then, subject to applicable Gaming Laws in the case of additional Subsidiary guarantees arising as a result of clause (a) of this covenant, that newly acquired or created Wholly-Owned Domestic Subsidiary or Significant Debt Guarantor will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 30 Business Days of the date on which it was acquired, created or became a Significant Debt Guarantor (except if that Wholly-Owned Domestic Subsidiary has been properly designated as an Unrestricted Subsidiary in accordance with the indenture for so long as it continues to constitute an Unrestricted Subsidiary).

        The obligation of any Wholly-Owned Domestic Subsidiary to execute a Subsidiary Guarantee will be subject to the receipt of required prior approvals from any applicable Gaming Authority, which Penn National and its Restricted Subsidiaries have agreed to use all commercially reasonable efforts to obtain. However, we cannot assure you as to whether and to what extent the notes will be guaranteed in the future.

  Designation of Restricted and Unrestricted Subsidiaries

        Each of the Shreveport Entities shall be an Unrestricted Subsidiary. Further, the Board of Directors may designate any Restricted Subsidiary (other than an owner of a Principal Property) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Penn National and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will constitute Restricted Investments under the first paragraph of the covenant described above under the caption "—Restricted Payments" or, if eligible, Permitted Investments, as determined by Penn National. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

  Business Activities

        Penn National will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Penn National and its Restricted Subsidiaries taken as a whole.

  Payments for Consent

        Penn National will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Reports

        Whether or not required by the Commission, so long as any notes are outstanding, Penn National will furnish to the trustee for mailing to the Holders of notes, within 15 days after the time periods specified in the Commission's rules and regulations:

          (1)   all quarterly and annual financial information that is filed or that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if or as if Penn National were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Penn National's certified independent accountants; and

          (2)   all current reports that would be required to be filed with the Commission on Form 8-K if Penn National were required to file such reports.

        If Penn National has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of Penn National and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Penn National.

        In addition, Penn National has agreed that, for so long as any notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

        Each of the following is an Event of Default:

          (1)   default for 30 days in the payment when due of interest on the notes whether or not prohibited by the subordination provisions of the indenture;

          (2)   default in payment when due of the principal of or premium, if any, on the notes, whether or not prohibited by the subordination provisions of the indenture;

          (3)   failure by Penn National or any of its Restricted Subsidiaries to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of

  Control," "—Repurchase at the Option of Holders—Asset Sales," "—Certain Covenants—Restricted Payments," "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" or "—Certain Covenants—Merger, Consolidation or Sale of Assets";

          (4)   failure by Penn National or any of its Restricted Subsidiaries for 60 days after notice from the trustee or Holders of at least 25% in principal amount of the notes then outstanding to comply with any of the other agreements in the indenture;

          (5)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Penn National or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Penn National or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date of the indenture, if that default:

            (a)   is caused by a failure to pay principal of such Indebtedness at final maturity (a "Payment Default"); or

            (b)   results in the acceleration of such Indebtedness prior to its express maturity,

        and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15 million or more;

          (6)   failure by Penn National or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $15 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (7)   except as permitted by the indenture, any Subsidiary Guarantee of any Restricted Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

          (8)   certain events of bankruptcy or insolvency described in the indenture with respect to Penn National or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Penn National, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all notes then outstanding will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.

        The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes.

        In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of Penn National with the intention of avoiding payment of the premium that Penn National would have had to pay if Penn National then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to December 1, 2007, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Penn National with the intention of avoiding the prohibition on redemption of the notes prior to December 1, 2007, then the premium specified in the indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

        Penn National is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Penn National is required to deliver to the trustee, as well to the West Virginia Lottery Commission and the West Virginia Racing Commission, a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of Penn National or any Guarantor, as such, will have any liability for any obligations of Penn National or the Guarantors under the notes, the indenture or the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        Penn National may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

          (1)   the rights of Holders of outstanding notes to receive payments in respect of the principal of or interest or premium on such notes when such payments are due from the trust referred to below;

          (2)   Penn National's obligations with respect to the notes concerning issuing temporary notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the trustee, and Penn National's and the Guarantors' obligations in connection therewith; and

          (4)   the Legal Defeasance provisions of the indenture.

        In addition, Penn National may, at its option and at any time, elect to have the obligations of Penn National and the Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1)   Penn National must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of or interest and premium on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Penn National must specify whether the notes are being defeased to maturity or to a particular redemption date;

          (2)   in the case of Legal Defeasance, Penn National must have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Penn National has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, Penn National must have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

          (5)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which Penn National or any of its Subsidiaries is a party or by which Penn National or any of its Subsidiaries is bound;

          (6)   Penn National must deliver to the trustee an officers' certificate stating that the deposit was not made by Penn National with the intent of preferring the Holders of notes over the other creditors of Penn National or with the intent of defeating, hindering, delaying or defrauding creditors of Penn National or others; and

          (7)   Penn National must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next three succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

          (1)   reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

          (3)   reduce the rate of or change the time for payment of interest on any note;

          (4)   waive a Default or Event of Default in the payment of principal of or interest or premium on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

          (5)   make any note payable in money other than that stated in the notes;

          (6)   make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of or interest or premium on the notes;

          (7)   waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

          (8)   release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

          (9)   make any change in the preceding amendment and waiver provisions.

        In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the Holders of the notes will require the consent of the Holders of at least 75% in aggregate principal amount of notes then outstanding.

        Notwithstanding the preceding, without the consent of any Holder of notes, Penn National, the Guarantors and the trustee may amend or supplement the indenture or the notes:

          (1)   to cure any ambiguity, defect or inconsistency;

          (2)   to provide for uncertificated notes in addition to or in place of certificated notes;

          (3)   to provide for the assumption of Penn National's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of Penn National's assets;

          (4)   to comply with the rules of any applicable securities depository;

          (5)   to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder; or

          (6)   to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the TIA.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

          (1)   either:

            (a)   all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and, if provided for in the indenture, thereafter repaid to Penn National, have been delivered to the trustee for cancellation; or

            (b)   all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Penn National or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

          (2)   no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Penn National or any Guarantor is a party or by which Penn National or any Guarantor is bound;

          (3)   Penn National or any Guarantor has paid or caused to be paid all other sums payable by it under the indenture; and

          (4)   Penn National has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

        In addition, Penn National must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of Penn National or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

        The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

        Anyone who receives this offering memorandum may obtain a copy of the indenture without charge by writing to Penn National Gaming, Inc., Wyomissing Professional Center, 825 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, Attention: Chief Financial Officer.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that Beneficial Ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Asset Sale" means:

          (1)   the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Penn National and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

          (2)   the issuance of Equity Interests in any of Penn National's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries, other than an Unrestricted Subsidiary.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

          (1)   any single transaction or series of related transactions that involves assets having a fair market value of less than $2 million;

          (2)   a transfer of assets between or among Penn National and its Restricted Subsidiaries;

          (3)   an issuance of Equity Interests by a Restricted Subsidiary to Penn National or to another Restricted Subsidiary;

          (4)   the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

          (5)   the sale or other disposition of cash or Cash Equivalents; and

          (6)   a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

          (1)   with respect to a corporation, the board of directors of the corporation;

          (2)   with respect to a partnership, the Board of Directors of the general partner of the partnership; and

          (3)   with respect to any other Person, the board or committee of such Person serving a similar function.

        "Business Day" means any day other than a Legal Holiday.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means:

          (1)   United States dollars;

          (2)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

          (3)   certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Senior Credit Facilities or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thomson Bank Watch Rating of "B" or better;

          (4)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5)   commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

          (6)   money market funds substantially all of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following:

          (1)   the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Penn National and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act) other than a Principal or a Related Party of a Principal;

          (2)   the adoption by shareholders of a plan relating to the liquidation or dissolution of Penn National;

          (3)   the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Penn National, measured by voting power rather than number of shares;

          (4)   the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that the Principals and their Related Parties (or any one of them) becomes the Beneficial Owner, directly or indirectly, of more than 662/3% of the Voting Stock of Penn National, measured by voting power rather than number of shares; or

          (5)   the first day on which a majority of the members of the Board of Directors of Penn National are not Continuing Directors.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

          (1)   an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2)   provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (4)   depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income (or Net Income); minus

          (5)   non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

        in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1)   the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

          (2)   the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, other than limitations imposed by Gaming Laws generally applicable to all Persons operating a business similar to that of such Restricted Subsidiary;

          (3)   the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

          (4)   the cumulative effect of a change in accounting principles will be excluded; and

          (5)   the Net Income (and loss) of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

        For purposes of calculating Consolidated Net Income, any non-recurring charges or expenses of an acquired company or business incurred in connection with the purchase or acquisition of such acquired company or business by such Person will be added to the Net Income of such Person, to the extent any such charges or expenses were deducted in computing such Net Income of such Person.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Penn National who:

          (1)   was a member of such Board of Directors on the date of the indenture; or

          (2)   was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "Credit Facilities" means one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured or refinanced in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Senior Debt" means:

          (1)   any Indebtedness outstanding under the Senior Credit Facilities; and

          (2)   after payment in full of all Obligations under the Senior Credit Facilities, any other Senior Debt permitted under the indenture the principal amount of which is $25 million or more and that has been designated by Penn National as "Designated Senior Debt."

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Penn National to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Penn National may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Domestic Subsidiary" means any Subsidiary of a Person that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of such Person.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means an offering of the Equity Interests (other than Disqualified Stock) of Penn National that results in net proceeds to Penn National of at least $25 million.

        "Event of Default" means an event described under the caption "—Events of Default and Remedies."

        "Existing Indebtedness" means the existing Guarantees of Penn National with respect to the Indebtedness of Pennwood, the Indebtedness of Penn National under its 11 1/7% senior subordinated notes due 2008 in the aggregate principal amount of $200,000,000 (and the guarantees related thereto) and under its 8 7/8% senior subordinated notes due 2010 in the aggregate principal amount of $175,000,000 (and the guarantees related thereto), Capital Lease Obligations outstanding on the date of the indenture and up to $500,000 in aggregate principal amount of other Indebtedness of Penn

National and its Subsidiaries (other than Indebtedness under the Senior Credit Facilities) in existence on the date of the indenture, until such amounts are repaid.

        "Fixed Charges" means, with respect to any specified Person and its Restricted Subsidiaries for any period, the sum, without duplication, of:

          (1)   the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

          (2)   the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3)   any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon (provided that interest expense on the Pennwood Debt will not be counted pursuant to this clause (3) except to the extent that Penn National or any of its Restricted Subsidiaries actually makes payments on such Pennwood Debt); plus

          (4)   the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Penn National (other than Disqualified Stock) or to Penn National or a Restricted Subsidiary of Penn National, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1)   acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

          (2)   the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

          (3)   the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

        "Foreign Subsidiary" means any Subsidiary of Penn National that

          (1)   is not organized under the laws of the United States, any state thereof or the District of Columbia, and

          (2)   conducts substantially all of its business operations outside the United States of America.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession which were in effect on February 28, 2002.

        "Gaming Approval" means any governmental approval relating to any gaming business (including pari-mutuel betting) or enterprise.

        "Gaming Authority" means any governmental authority with regulatory oversight of, authority to regulate or jurisdiction over any gaming businesses or enterprises, including the Mississippi Gaming Commission, the Pennsylvania State Horse Racing Commission, the Pennsylvania State Harness Racing Commission, the West Virginia Racing Commission, the West Virginia Lottery Commission, the New Jersey Racing Commission, the New Jersey Casino Control Commission, the Louisiana Gaming Control Board, the Ontario Lottery and Gaming Corporation, the Ontario Alcohol and Gaming Commission, the Colorado Limited Gaming Control Commission and the Illinois Gaming Board, with regulatory oversight of, authority to regulate or jurisdiction over any racing or gaming operation (or proposed gaming operation) owned, managed or operated by Penn National or any Guarantor.

        "Gaming Laws" means all applicable provisions of all:

          (1)   constitutions, treaties, statutes or laws governing gaming operations (including without limitation card club casinos and pari-mutuel race tracks) and rules, regulations and ordinances of any Gaming Authority,

          (2)   Gaming Approvals, and

          (3)   orders, decisions, judgments, awards and decrees of any Gaming Authority.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

        "Guarantors" means each of:

          (1)   all Subsidiaries of Penn National that are guarantors under the Credit Facilities on the date of the indenture; and

          (2)   any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

        and their respective successors and assigns.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1)   interest rate swap agreements, currency swap agreement, interest rate cap agreements and interest rate collar agreements; and

          (2)   other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

          (1)   in respect of borrowed money;

          (2)   evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3)   in respect of banker's acceptances;

          (4)   representing Capital Lease Obligations;

          (5)   representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (6)   representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

        The amount of any Indebtedness outstanding as of any date will be:

          (1)   the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

          (2)   the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Penn National or any Restricted Subsidiary of Penn National sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Penn National such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Penn National, Penn National will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by Penn National or any Restricted Subsidiary of Penn National of a Person that holds an Investment in a third Person will be deemed to be an Investment by Penn National or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1)   any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2)   any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

        "Net Proceeds" means the aggregate cash proceeds received by Penn National or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness pursuant to the Senior Credit Facilities, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Non-Recourse Debt" means Indebtedness:

          (1)   as to which neither Penn National nor any of its Restricted Subsidiaries

            (a)   provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),

            (b)   is directly or indirectly liable as a guarantor or otherwise, or

            (c)   constitutes the lender;

          (2)   no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of Penn National or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

          (3)   as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Penn National or any of its Restricted Subsidiaries.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities and obligations payable under the documentation governing any

Indebtedness, including, without limitation, interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable instrument governing or evidencing Senior Debt.

        "Pennwood" collectively, means Pennwood Racing, Inc., a Delaware corporation, and its subsidiaries, including, without limitation, GS Park Services, L.P., FR Park Services, L.P., GS Park Racing, L.P. and FR Park Racing, L.P.

        "Pennwood Debt" means the existing Indebtedness of Pennwood Racing, Inc. pursuant to that certain Term Loan and Security Agreement dated July 29, 1999, by and among FR Park Racing, L.P., GS Park Racing, L.P. and Commerce Bank, N.A., that is guaranteed by Penn National.

        "Permitted Business" means any business in which Penn National and its Restricted Subsidiaries are engaged on the date of the indenture or any business reasonably related, incidental or ancillary thereto.

        "Permitted Investments" means:

           (1)  any Investment in Penn National or in a Restricted Subsidiary of Penn National;

           (2)  any Investment in Cash Equivalents;

           (3)  any Investment by Penn National or any Subsidiary of Penn National in a Person if, as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary of Penn National; or

            (b)   such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Penn National or a Restricted Subsidiary of Penn National;

           (4)  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

           (5)  any Investment solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Penn National or made with the proceeds of a substantially concurrent sale of such Equity Interests made for such purpose;

           (6)  any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

           (7)  Hedging Obligations;

           (8)  the extension of credit to customers of Penn National or its Restricted Subsidiaries consistent with gaming industry practice in the ordinary course of business;

           (9)  loans and advances to officers, directors and employees for business-related travel expenses, moving or relocation expenses and other similar expenses, in each case, incurred in the ordinary course of business;

         (10)  loans and advances to officers, directors and employees other than incurred pursuant to clause (9) of this definition in an aggregate amount not to exceed $250,000 extended during any one fiscal year or upon and after receipt of Supplemental Illinois Gaming Approval $1 million outstanding at any time;

         (11)  Guarantees that constitute Permitted Debt;

         (12)  Investments in Pennwood arising from any payment in respect of the Existing Indebtedness related to Pennwood;

         (13)  Investments of any Person (other than Indebtedness of such Person) in existence at the time such Person becomes a Subsidiary of Penn National, provided such Investment was not made in connection with or in anticipation of such Person becoming a Subsidiary of Penn National;

         (14)  other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) since the date of the indenture that remain outstanding, not to exceed (i) $20 million prior to the receipt of Supplemental Illinois Gaming Approval or (ii) $50 million upon and after receipt of Supplemental Illinois Gaming Approval; and

         (15)  Indebtedness under the notes, the Senior Credit Facilities, Penn National's 11 1/8% senior subordinated notes due 2008, Penn National's 8 7/8% senior subordinated notes due 2010 and the guarantees related thereto.

        "Permitted Joint Venture" means any joint venture arrangement (which may be structured as an unincorporated joint venture, corporation, partnership, association or limited liability company) in which Penn National and its Subsidiaries own at least 20% and no more than 50% of the voting power thereof.

        "Permitted Junior Securities" means

          (1)   Equity Interests in Penn National or any Guarantor; or

          (2)   debt securities of Penn National or any Guarantor that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the Subsidiary Guarantees are subordinated to Senior Debt under the indenture.

        "Permitted Liens" means:

           (1)  Liens of Penn National and any Guarantor securing Indebtedness and other Obligations under Credit Facilities that were securing Senior Debt that was permitted by the terms of the indenture to be incurred;

           (2)  Liens in favor of Penn National or the Guarantors;

           (3)  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Penn National or any Subsidiary of Penn National or otherwise becomes a Subsidiary of Penn National; provided that such Liens were not granted in connection with, or in anticipation of, such merger or consolidation or acquisition and do not extend to any assets other than those of such Person merged into or consolidated with Penn National or the Subsidiary;

           (4)  Liens on property existing at the time of acquisition of the property by Penn National or any Subsidiary of Penn National; provided that such Liens were in existence prior to the contemplation of such acquisition;

           (5)  Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

           (6)  Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

           (7)  Liens existing on the date of the indenture;

           (8)  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

           (9)  judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been initiated for the review of such judgment shall not have been fully terminated or the period within such proceedings may be initiated shall not have expired;

         (10)  Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith;

         (11)  Liens incurred in the ordinary course of business of Penn National or any Subsidiary of Penn National with respect to obligations that do not exceed $5 million at any one time outstanding; and

         (12)  Liens on assets of Permitted Joint Ventures or Unrestricted Subsidiaries that secure Non-Recourse Debt of such Permitted Joint Venture or Unrestricted Subsidiary.

        "Permitted Refinancing Indebtedness" means any Indebtedness of Penn National or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Penn National or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1)   the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

          (2)   such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3)   if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4)   such Indebtedness is incurred either by Penn National or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity. "Principal Property" means any and all right, title and interest in the property, assets, accounts, and operations of Pocono Downs in Wilkes-Barre, Pennsylvania, the Charles Town Entertainment Complex in Charles Town, West Virginia, Casino Magic Bay St. Louis in Bay St. Louis, Mississippi, Boomtown Biloxi in Biloxi, Mississippi, Penn National Race Course in Harrisburg, Pennsylvania, Casino Rouge in Baton Rouge, Louisiana, Bullwhackers Casino in Colorado, Hollywood Casino Aurora in Aurora, Illinois and Hollywood Casino Tunica in Tunica, Mississippi and the Development and Operating Agreement among the Ontario Lottery and Gaming Corporation, the Chippewas of Rama First Nation and certain of their affiliates, and CRC Holdings Inc. and certain of its affiliates, dated March 18, 1996, as amended on April 15, 1996 and June 12, 2000.

        "Principals" means Peter D. Carlino, Peter M. Carlino, Richard T. Carlino, Harold Cramer and The Carlino Family Trust.

        "Purchase Money Indebtedness" means Indebtedness of Penn National or any of its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price or cost of installation, construction or improvement of any property.

        "Registration Rights Agreement" means the registration rights agreement dated as of the date of the indenture among Penn National, the Guarantors, Bear, Stearns & Co. Inc. and Lehman Brothers Inc.

        "Related Party" means:

          (1)   any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

          (2)   any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

        "Senior Credit Facilities" means the Credit Agreement dated as of March 3, 2003 among Penn National, as borrower, the guarantors party thereto, the several lenders from time to time party thereto and Bear, Stearns & Co., Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Joint Lead Arrangers and Joint Bookrunners, Merrill Lynch, Pierce, Fenner & Smith Incorporated as Syndication Agent, Bear Stearns Corporate Lending Inc. as Swingline Lender, Administrative Agent and Collateral Agent, and Societe Generale and Credit Lyonnaise New York Branch as Joint Documentation Agents and the lenders from time to time party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, restructured, replaced or refinanced from time to time including increases in principal amount (whether the same are provided by the original agents and lenders under such Senior Credit Facilities or other agents or other lenders).

        "Senior Debt" means, with respect to Penn National or any Guarantor, as applicable:

          (1)   any Indebtedness of Penn National or such Guarantor, as the case may be, under the Credit Facilities or otherwise permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it shall not be senior in right of payment to any Indebtedness of Penn National or such Guarantor, as the case may be; and

          (2)   all Obligations with respect to the items listed in the preceding clause (1).

        Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

          (1)   any liability for federal, state, local or other taxes owed or owing by Penn National;

          (2)   any Indebtedness of Penn National to any of its Subsidiaries or other Affiliates;

          (3)   any trade payables;

          (4)   Penn National's 11 1/8% senior subordinated notes due 2008 and the related guarantees;

          (5)   Penn National's 8 7/8% senior subordinated notes due 2010 and the related guarantees; or

          (6)   the portion of any Indebtedness that is incurred in violation of the indenture.

        "Shreveport Entities" means collectively, HWCC-Shreveport Inc., a Louisiana corporation, HCS I, Inc., a Louisiana corporation, HCS II Inc., a Louisiana corporation, Hollywood Casino Shreveport, a Louisiana partnership, Shreveport Capital Corporation, a Louisiana corporation and HCS-Golf Course LLC, a Delaware limited liability company.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

          (1)   any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2)   any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Supplemental Illinois Gaming Approval" means Gaming Approval from the Illinois Gaming Board that will permit certain provisions of the indenture that are expressly conditioned upon Supplemental Illinois Gaming Approval to become automatically effective.

        "Unrestricted Subsidiary" means any Subsidiary of Penn National (other than a Subsidiary that is an owner of a Principal Property) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

          (1)   has, or will have after giving effect to such designation, no Indebtedness other than Non-Recourse Debt;

          (2)   is not party to any agreement, contract, arrangement or understanding with Penn National or any Restricted Subsidiary of Penn National unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Penn National or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Penn National;

          (3)   is a Person with respect to which neither Penn National nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

          (4)   has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Penn National or any of its Restricted Subsidiaries; and

          (5)   has at least one director on its Board of Directors that is not a director or executive officer of Penn National or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Penn National or any of its Restricted Subsidiaries;

provided that the Shreveport Entities shall initially be designated as Unrestricted Subsidiaries.

        Any designation of a Subsidiary of Penn National (other than any of the Shreveport Entities) as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Penn National as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," Penn National will be in default of such covenant. The Board of Directors of Penn National may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Penn National of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life To Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1)   the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2)   the then outstanding principal amount of such Indebtedness.

        "Wholly-Owned Domestic Subsidiary" of any specified Person means a Domestic Subsidiary of such Person all of the outstanding Capital Stock and other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Domestic Subsidiaries of such Person.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the anticipated material United States federal income tax consequences to a holder of old notes relating to the exchange of old notes for new notes. This summary is based upon existing United States federal income tax law, which is subject to change, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as notes held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, and foreign or domestic tax-exempt organizations (including private foundations)), or to persons that hold the old notes as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for United States federal income tax purposes or that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not address any state, local, or non-United States tax considerations. Each prospective investor is urged to consult his tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of the acquisition, ownership, and disposition of the new notes.

  Exchange of Old Notes for New Notes

        An exchange of old notes for new notes pursuant to the exchange offer will be ignored for United States federal income tax purposes. Consequently, a holder of old notes will not recognize gain or loss, for United States federal income tax purposes, as a result of exchanging old notes for new notes pursuant to the exchange offer. The holding period of the new notes will be the same as the holding period of the old notes and the tax basis in the new notes will be the same as the adjusted tax basis in the old notes as determined immediately before the exchange.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of these new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed, that for a period of 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions:

  •
  in the over-the-counter market,

  •
  in negotiated transactions,

  •
  through the writing of options on the new notes, or

  •
  a combination of methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or at negotiated prices.

        Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of new notes may be considered an underwriter within the meaning of the Securities Act and any profit of any resale of new notes and any commissions or concessions received by any person may be deemed to be underwriting compensation under the Securities Act. Any broker-dealer that resells new notes that were received by it for its own account in the exchange offer and any broker-dealer that participates in a distribution of those new notes may be considered an underwriter within the meaning of the Securities Act and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the new notes. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

        Furthermore, any broker-dealer that acquired any of the old notes directly from us:

  •
  may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley Co. Inc., SEC no-action letter (June 5, 1991) and Shearman Sterling, SEC no-action letter (July 2, 1993); and

  •
  must also be named as a selling noteholder in connection with the registration and prospectus and delivery requirements of the Securities Act relating to any resale transaction.

        For a period of 180 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any broker-dealer and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Certain legal matters in connection with the offering, including the validity and enforceability of the new notes, will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania.

EXPERTS

        The consolidated financial statements incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

        The consolidated balance sheets of Hollywood Casino Corporation and its subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in shareholders' deficit and cash flows for each of the three years in the period ended December 31, 2002 have been audited by Deloitte & Touche, LLP, independent accountants, as stated in their report dated February 21, 2003 and included in our Form 8-K/A filed on May 12, 2003.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement on Form S-4 that we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the new notes, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have filed these documents as exhibits to our registration statement.

        We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith we file reports and other information with the SEC. Such reports and other information may be inspected and copied at the Commission's Public Reference Room, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of such material can be obtained from the SEC by mail at prescribed rates. Requests should be directed to the Securities and Exchange Commission's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a website (http://www.sec.gov) that contains such reports and other information that we have filed.

        The Securities and Exchange Commission allows this prospectus to "incorporate by reference" certain other information that we file with them, which means that we can disclose important information to you by referring to those documents without including or delivering them with this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings made by us with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

        1.     Our annual report on Form 10-K for the fiscal year ended December 31, 2003.

        2.     Our current report on Form 8-K/A filed on May 12, 2003.

        If you make a request for such information in writing or by telephone, we will provide you without charge a copy of any and all of the information incorporated by reference in the registration statement of which this prospectus is a part. Requests for such information should be in writing to us at the following address: Penn National Gaming, Inc., Wyomissing Professional Center, 825 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610, Attention: Robert S. Ippolito.

        You should consider any statement contained in a document incorporated or considered incorporated by reference into this prospectus to be modified or superceded to the extent that a statement contained in this prospectus, or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference into this prospectus, modifies or conflicts with the earlier statement. You should not consider any statement modified or superceded, except as modified or superceded, to constitute a part of this prospectus. The information on our website and any other website which is referred to in this prospectus is not part of this prospectus.

$200,000,000

PENN NATIONAL GAMING, INC.

6 7/8% Senior Subordinated Notes due 2011

PROSPECTUS

Dated                        , 2004

Until            , 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

        Our bylaws require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by reason of the fact that he is or was one of our directors or officers or any other person designated by our Board of Directors (which may include any person serving at our request as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise), in each case, against certain liabilities (including, damages, judgments, amounts paid in settlement, fines, penalties and expenses (including attorneys' fees and disbursements)), except where such indemnification is expressly prohibited by applicable law, where such person has engaged in willful misconduct or recklessness or where such indemnification has been determined to be unlawful. Such indemnification as to expenses is mandatory to the extent the individual is successful on the merits of the matter. Pennsylvania law permits us to provide similar indemnification to our employees and agents who are not directors or officers. The determination of whether an individual meets the applicable standard of conduct may be made by the disinterested directors, independent legal counsel or the shareholders. Pennsylvania law also permits indemnification in connection with a proceeding brought by us or in our right to procure a judgment in our favor. Insofar as indemnification for liabilities arising under the Securities Act of may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

        We have in force and effect policies insuring our directors and officers against losses which they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

Item 21. Exhibits and Financial Statement Schedules

(a)   Exhibits

EXHIBIT INDEX

Exhibit	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of August 7, 2002, by and among Hollywood Casino Corporation, Penn National Gaming, Inc. and P Acquisition Corp. (Incorporated by reference to the Company's current report on Form 8-K, dated August 7, 2002).
3.1
Amended and Restated Articles of Incorporation of Penn National Gaming, Inc., filed with the Pennsylvania Department of State on October 15, 1996. (Incorporated by reference to the Company's registration statement on Form S-3, File #333-63780, dated June 25, 2001).
3.2
Articles of Amendment to the Amended and Restated Articles of Incorporation of Penn National Gaming, Inc., filed with the Pennsylvania Department of State on November 13, 1996. (Incorporated by reference to the Company's registration statement on Form S-3, File #333-63780, dated June 25, 2001).

3.3
Statement with respect to shares of Series A Preferred Stock of Penn National Gaming, Inc., filed with the Pennsylvania Department of State on March 16, 1999. (Incorporated by reference to the Company's registration statement on Form S-3, File #333-63780, dated June 25, 2001).
3.4
Articles of Amendment to the Amended and Restated Articles of Incorporation of Penn National Gaming, Inc., filed with the Pennsylvania Department of State on July 23, 2001. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2001).
3.5	Amended and Restated Bylaws of Penn National Gaming, Inc. (Incorporated by reference to the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2003).
4.1	Specimen copy of Common Stock Certificate (Incorporated by reference to Exhibit 3.6 of Penn National Gaming Inc.'s quarterly report on Form 10-Q for the quarter ended June 30, 2003).
4.2
Rights Agreement dated as of March 2, 1999, between Penn National Gaming, Inc. and Continental Stock Transfer and Trust Company. (Incorporated by reference to the Company's current report on Form 8-K, dated March 17, 1999).
4.3
Indenture dated as of March 12, 2001 by and among Penn National Gaming, Inc., certain guarantors and State Street Bank and Trust Company relating to the Series A and Series B 11 1/8% Senior Subordinated Notes due 2008. (Incorporated by reference to the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2001).
4.4	Form of Penn National Gaming, Inc. Series A 11 1/8% Senior Subordinated Note due 2008. (Included as Exhibit A to Exhibit 4.3).
4.5	Form of Penn National Gaming, Inc. Series B 11 1/8% Senior Subordinated Note due 2008. (Included as Exhibit A to Exhibit 4.3).
4.6
Form of Supplemental Indenture to be Delivered by Subsequent Guarantors by and among Penn National Gaming, Inc., certain guarantors and State Street Bank and Trust Company relating to the 11 1/8% Senior Subordinated Notes due 2008. (Included as Exhibit F to Exhibit 4.3).
4.7
Supplemental Indenture dated as of December 20, 2002 by and among Penn National Gaming, Inc., certain guarantors and State Street Bank and Trust Company relating to the 11 1/8% Senior Subordinated Notes due 2008. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2002).
4.8
Indenture dated as of February 28, 2002 by and among Penn National Gaming, Inc., certain guarantors and State Street Bank and Trust Company relating to the 8 7/8% Senior Subordinated Notes due 2010. (Incorporated by reference to the Company's registration statement on Form S-3, File #333-63780, dated June 25, 2001).
4.9	Form of Penn National Gaming, Inc. 8 7/8% Senior Subordinated Note due 2010. (Included as Exhibit A to Exhibit 4.8).
4.10
Form of Supplemental Indenture to be Delivered by Subsequent Guarantors by and among Penn National Gaming, Inc., certain guarantors and State Street Bank and Trust Company relating to the 8 7/8% Senior Subordinated Notes due 2010. (Included as Exhibit F to Exhibit 4.8).

4.11
Supplemental Indenture dated as of December 20, 2002 by and among Penn National Gaming, Inc., certain guarantors and State Street Bank and Trust Company relating to the 8 7/8% Senior Subordinated Notes due 2010. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2001).
4.12
Indenture dated as of December 4, 2003 by and among Penn National Gaming, Inc., certain guarantors and U.S. Bank National Association relating to the 6 7/8% Senior Subordinated Notes due 2011. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2003).
4.13	Form of Penn National Gaming, Inc. 6 7/8% Senior Subordinated Note due 2011. (Included as Exhibit A to Exhibit 4.12).
4.14
Form of Supplemental Indenture to be Delivered by Subsequent Guarantors by and among Penn National Gaming, Inc., certain guarantors and U.S. Bank National Association relating to the 6 7/8% Senior Subordinated Notes due 2011. (Included as Exhibit F to Exhibit 4.12).
4.15
Indenture among Hollywood Casino Shreveport and Shreveport Capital Corporation ("SCC") as Co-Issuers, and HWCC-Louisiana, Inc. ("HCL"), HCS I, Inc. and HCS II, Inc., as Guarantors, and State Street Bank and Trust Company, as Trustee, dated as of August 10, 1999. (Incorporated by reference to exhibit 4.1 of the registration statement of Hollywood Casino Shreveport and SCC on Form S-4, File #333-88679, dated October 8, 1999).
4.16
Collateral Assignment of Contracts and Documents dated August 10, 1999 between Hollywood Casino Shreveport and State Street Bank and Trust Company, as Trustee. (Incorporated by reference to exhibit 4.3 of the registration statement of Hollywood Casino Shreveport and SCC on Form S-4, File #333-88679, dated October 8, 1999).
4.17
Security Agreement dated August 10, 1999 between Hollywood Casino Shreveport and State Street Bank and Trust Company, as Trustee. (Incorporated by reference to exhibit 4.4 of the registration statement of Hollywood Casino Shreveport and SCC on Form S-4, File #333-88679, dated October 8, 1999).
4.18
Partnership Interest Pledge Agreement dated August 10, 1999 made by HCS I, Inc. in favor of State Street Bank and Trust Company, as Trustee and Secured Party. (Incorporated by reference to exhibit 4.5 of the registration statement of Hollywood Casino Shreveport and SCC on Form S-4, File #333-88679, dated October 8, 1999).
4.19
Cash Collateral and Disbursement Agreement dated August 10, 1999 between Hollywood Casino Shreveport, SCC, First American Title Insurance Company, as Disbursement Agent and State Street Bank and Trust Company, as Trustee. (Incorporated by reference to exhibit 4.6 of the registration statement of Hollywood Casino Shreveport and SCC on Form S-4, File #333-88679, dated October 8, 1999).
4.20
First Amendment to Cash Collateral and Disbursement Agreement dated January 1, 2000 between Hollywood Casino Shreveport, SCC, First American Title Insurance Company and State Street Bank and Trust Company. (Incorporated by reference to exhibit 4.24 of Hollywood Casino Shreveport's annual report on Form 10-K for the fiscal year ended December 31, 1999, File #333-88679).

4.21
Stock Pledge Agreement dated August 10, 1999 made by HCL in favor of State Street Bank and Trust Company, as Trustee. (Incorporated by reference to exhibit 4.7 of the registration statement of Hollywood Casino Shreveport and SCC on Form S-4, File #333-88679, dated October 8, 1999).
4.22
Security Agreement dated August 10, 1999 made by SCC, HCL, HCS I, Inc. and HCS II, Inc. to State Street Bank and Trust Company, as Trustee and Secured Party. (Incorporated by reference to exhibit 4.8 of the registration statement of Hollywood Casino Shreveport and SCC on Form S-4, File #333-88679, dated October 8, 1999).
4.23
Security Agreement—Vessel Construction dated August 10, 1999 between Hollywood Casino Shreveport and State Street Bank and Trust Company, as Trustee. (Incorporated by reference to exhibit 4.9 of the registration statement of Hollywood Casino Shreveport and SCC on Form S-4, File #333-88679, dated October 8, 1999).
4.24
Mortgage, Leasehold Mortgage and Assignment of Leases and Rents made by Hollywood Casino Shreveport in favor of State Street Bank and Trust Company, as Mortgagee, dated August 10, 1999. (Incorporated by reference to exhibit 4.10 of the registration statement of Hollywood Casino Shreveport and SCC on Form S-4, File #333-88679, dated October 8, 1999).
4.25
Partnership Interest Pledge Agreement dated August 10, 1999 made by HCS II, Inc. in favor of State Street Bank and Trust Company, as Trustee and Secured Party. (Incorporated by reference to exhibit 4.11 of the registration statement of Hollywood Casino Shreveport and SCC on Form S-4, File #333-88679, dated October 8, 1999).
4.26
First Amendment to Security Agreement dated August 10, 1999 between HWCC-Shreveport, Inc. and State Street Bank and Trust Company, as Trustee. (Incorporated by reference to exhibit 4.12 of the registration statement of Hollywood Casino Shreveport and SCC on Form S-4, File #333-88679, dated October 8, 1999).
4.27
Indenture among Hollywood Casino Shreveport and SCC as Issuers and State Street Bank and Trust Company, as Trustee, dated as of June 15, 2001. (Incorporated by reference to exhibit 4.1 of Hollywood Casino Shreveport's quarterly report on Form 10-Q for the quarter ended June 30, 2001, File #333-88679).
4.28
Collateral Assignment of Contracts and Documents dated June 15, 2001 between Hollywood Casino Shreveport and State Street Bank and Trust Company, as Trustee. (Incorporated by reference to exhibit 4.3 of Hollywood Casino Shreveport's quarterly report on Form 10-Q for the quarter ended June 30, 2001, File #333-88679).
4.29
Security Agreement dated June 15, 2001 between Hollywood Casino Shreveport and State Street Bank and Trust Company, as Trustee. (Incorporated by reference to exhibit 4.4 of Hollywood Casino Shreveport's quarterly report on Form 10-Q for the quarter ended June 30, 2001, File #333-88679).
4.30
Security Agreement dated June 15, 2001 made by SCC to State Street Bank and Trust Company, as Trustee. (Incorporated by reference to exhibit 4.5 of Hollywood Casino Shreveport's quarterly report on Form 10-Q for the quarterly period ended June 30, 2001, File #333-88679).

4.31
Preferred Ship Mortgage made by Hollywood Casino Shreveport in favor of State Street Bank and Trust Company, as Trustee, on Hollywood Dreams Official No. 1099497 dated as of June 15, 2001. (Incorporated by reference to exhibit 4.6 of Hollywood Casino Shreveport's quarterly report on Form 10-Q for the quarter ended June 30, 2001, File #333-88679).
4.32
Mortgage, Leasehold Mortgage and Assignments of Leases and Rents made by Hollywood Casino Shreveport in favor of State Street Bank and Trust Company, as Trustee, dated as of June 15, 2001. (Incorporated by reference to exhibit 4.7 of Hollywood Casino Shreveport's quarterly report on Form 10-Q for the quarter ended June 30, 2001, File #333-88679).
5.1**	Opinion of Ballard Spahr Andrews & Ingersoll, LLP
9.1
Form of Trust Agreement of Peter D. Carlino, Peter M. Carlino, Richard J. Carlino, David E. Carlino, Susan F. Harrington, Anne de Lourdes Irwin, Robert M. Carlino, Stephen P. Carlino and Rosina E. Carlino Gilbert. (Incorporated by reference to the Company's registration statement on Form S-1, File #33-77758, dated May 26, 1994).
10.1#	1994 Stock Option Plan. (Incorporated by reference to the Company's registration statement on Form S-1, File #33-77758, dated May 26, 1994).
10.2#
Penn National Gaming, Inc. 2003 Long Term Incentive Compensation Plan. (Incorporated by reference to Appendix A of Penn National Gaming, Inc.'s Proxy Statement dated April 22, 2003 filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended).
10.3#
Employment Agreement dated April 12, 1994 between Penn National Gaming, Inc. and Peter M. Carlino. (Incorporated by reference to the Company's registration statement on Form S-1, File #33-77758, dated May 26, 1994).
10.4#
Amendment to Employment Agreement dated June 1, 1999, between Penn National Gaming, Inc. and Peter M. Carlino. (Incorporated by reference to the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1999).
10.5#
Employment Agreement dated April 12, 1994 between Penn National Gaming, Inc. and Robert S. Ippolito. (Incorporated by reference to the Company's registration statement on Form S-1, File #33-77758, dated May 26, 1994).
10.6#
Amendment to Employment Agreement dated June 1, 1999, between Penn National Gaming, Inc. and Robert S. Ippolito. (Incorporated by reference to the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1999).
10.7#
Employment Agreement dated February 2001 between Penn National Gaming, Inc. and Kevin DeSanctis. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2001).
10.8#
Employment Agreement dated July 30, 2001 between Penn National Gaming, Inc. and William Clifford. (Incorporated by referenced to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2001).
10.9#
Employment Agreement dated September 3, 2002 between Penn National Gaming, Inc. and Jordan B. Savitch. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2002).

10.10#
Employment Agreement dated June 10, 2003 between Penn National Gaming, Inc. and Leonard DeAngelo. (Incorporated by reference to the Company's Incorporated by reference to the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2003).
10.11
Consulting Agreement dated August 29, 1994, between Penn National Gaming, Inc. and Peter D. Carlino. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1994, File #000-24206).
10.12
Lease dated March 31, 1995 between Wyomissing Professional Center III, LP and Penn National Gaming, Inc. for the Wyomissing Corporate Office. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1995, File #000-24206).
10.13
Agreement dated September 1, 1995 between Mountainview Thoroughbred Racing Association and Pennsylvania National Turf Club, Inc. and Sports Arena Employees' Union Local 137 (non-primary location). (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1995, File #000-24206).
10.14
Agreement dated January 1, 2001 by and between PNGI Charles Town Gaming Limited Liability Company, or its successors, and the West Virginia Union of Mutuel Clerks, Local 553, Service Employees International Union, AFL-CIO. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000).
10.15
Agreement dated October 2, 1996 between Pennsylvania National Turf Club, Inc., Mountainview Racing Association and Sports Arena Employees' Union Local No. 137 (Primary Location). (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1997).
10.16
Live Racing Agreement dated March 23, 1999 among Pennsylvania National Turf Club, Inc., Mountainview Thoroughbred Racing Association and Pennsylvania Horsemen's Benevolent and Protection Association, Inc. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1998).
10.16(a)
Amendment dated December 30, 2003 to Live Racing Agreement among Pennsylvania National Turf Club, Inc., Mountainview Thoroughbred Racing Association and Pennsylvania Horsemen's Benevolent and Protection Association, Inc. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2003).
10.17
Harness Horsemen agreement effective January 16, 2003, between The Downs Racing, Inc., and the Pennsylvania Harness Horsemen's Association, Inc. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2002).
10.18
Agreement dated May 7, 1997, between PNGI Charles Town Gaming, LLC and Charles Town H.B.P.A., Inc. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2002).
10.18(a)
Thoroughbred Horsemen letter dated February 24, 2000, between PNGI Charles Town Gaming, LLC and the Charles Town Thoroughbred Horsemen. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1999).

10.18(b)
Amendment dated December 20, 2002 to Agreement between PNGI Charles Town Gaming, LLC and Charles Town H.B.P.A., Inc. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2002).
10.18(c)
Amendment dated February 27, 2004 to Agreement between PNGI Charles Town Gaming, LLC and Charlestown H.B.P.A., Inc. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2003).
10.19
Credit Agreement, dated March 3, 2003, as amended and restated as of December 5, 2003, among Penn National Gaming, Inc., Bear Stearns & Co., Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear Stearns Corporate Lending Inc., Socìete Generale, Credit Lyonnais New York Branch and the lenders party thereto. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2003).
10.20
Ground Lease dated as of October 11, 1993 between R.M. Leatherman and Hugh M. Mageveney, III, as Landlord, and SRCT, as Tenant. (Incorporated by reference to exhibit 10.4 of HWCC-Tunica, Inc.'s registration statement on Form S-1, File #33-82182, dated August 1, 1994).
10.21
Letter Agreement dated as of October 11, 1993 between R.M. Leatherman and Hugh M. Mageveney, III, as Landlord, and SRCT, as Tenant (relating to Ground Lease). (Incorporated by reference to exhibit 10.5 of HWCC-Tunica, Inc.'s registration statement on Form S-1, File #33-82182, dated August 1, 1994).
10.22
Assignment of Lease and Assumption Agreement dated as of May 31, 1994 between SRCT and STP (relating to Ground Lease). (Incorporated by reference to exhibit 10.7 of HWCC-Tunica, Inc.'s registration statement on Form S-1, File #33-82182, dated August 1, 1994).
10.23
Manager Subordination Agreement, dated as of August 10, 1999, by and among State Street Bank and Trust Company, as Trustee, HWCC-Shreveport, Inc. and Hollywood Casino Shreveport. (Incorporated by reference to exhibit 10.3 of Amendment No. 1 to Hollywood Casino Corporation's registration statement on Form S-4, File #333-83081, filed August 13, 1999).
10.24
Ground Lease, dated May 19, 1999, by and between the City of Shreveport, Louisiana and QNOV. (Incorporated by reference to exhibit 10.13 of the registration statement of Hollywood Casino Shreveport and SCC on Form S-4, File #333-88679, dated October 8, 1999).
10.25
Manager Subordination Agreement, dated as of June 15, 2001, by and among State Street Bank and Trust Company, as Trustee, HWCC-Shreveport, Inc. and Hollywood Casino Shreveport. (Incorporated by reference to exhibit 10.1 of Hollywood Casino Shreveport's quarterly report on Form 10-Q for the quarter ended June 30, 2001, File #333-88679).
12.1*	Statement Regarding Computation of Earnings to Fixed Charges.
14.1	Penn National Gaming, Inc. Code of Business Conduct. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2003).
21.1	Subsidiaries of the Registrant. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2003).
23.1*	Consent of BDO Seidman, LLP.
23.2*	Consent of Deloitte and Touche LLP.

23.3**	Consent of Ballard Spahr Andrews & Ingersoll, LLP
24.1*	Power of attorney (included on the signature page).
25.1**	Statement of Eligibility of Trustee on Form T-1
99.1**	Form of Letter of Transmittal
99.2**	Form of Notice of Guaranteed Delivery
99.3**	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.

#
Compensation plans and arrangements for executives and others.

*
Filed herewith.

**
To be filed by amendment.

Item 22. Undertakings

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrants hereby undertake (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

PENN NATIONAL GAMING, INC.
By:	/s/ PETER M. CARLINO
Name:	Peter M. Carlino
Title:	Chairman of the Board and Chief Executive Officer

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER M. CARLINO Peter M. Carlino	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 7, 2004
/s/ WILLIAM J. CLIFFORD William J. Clifford	Senior Vice President Finance and Chief Financial Officer (Principal Financial Officer)	April 7, 2004
/s/ ROBERT S. IPPOLITO Robert S. Ippolito	Vice President, Secretary and Treasurer (Principal Accounting Officer)	April 7, 2004
/s/ HAROLD CRAMER Harold Cramer	Director	April 7, 2004
/s/ DAVID A. HANDLER David A. Handler	Director	April 7, 2004
/s/ ROBERT P. LEVY Robert P. Levy	Director	April 7, 2004
/s/ JOHN M. JACQUEMIN John M. Jacquemin	Director	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

BSL, INC.
By:	/s/ PETER M. CARLINO

Name:	Peter M. Carlino
Title:	Chief Executive Officer

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER M. CARLINO Peter M. Carlino	Chief Executive Officer and Director (Principal Executive Officer)	April 7, 2004
/s/ ROBERT S. IPPOLITO Robert S. Ippolito	Secretary and Treasurer (Principal Financial and Accounting Officer)	April 7, 2004
/s/ KEVIN G. DESANCTIS Kevin G. DeSanctis	Director	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

BTN, INC.
By:	/s/ PETER M. CARLINO
Name:	Peter M. Carlino
Title:	Chief Executive Officer

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER M. CARLINO Peter M. Carlino	Chief Executive Officer and Director (Principal Executive Officer)	April 7, 2004
/s/ KEVIN G. DESANCTIS Kevin G. DeSanctis	President and Director	April 7, 2004
/s/ ROBERT S. IPPOLITO Robert S. Ippolito	Secretary and Treasurer (Principal Financial and Accounting Officer)	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

BACKSIDE, INC.
By:	/s/ RICHARD E. ORBANN
Name:	Richard E. Orbann
Title:	President, Secretary and Treasurer

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD E. ORBANN Richard E. Orbann	President, Secretary, Treasurer, and Director (Principal Executive, Financial and Accounting Officer)	April 7, 2004
/s/ PETER M. CARLINO Peter M. Carlino	Director	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

CHC CASINOS CORP.
By:	/s/ PETER M. CARLINO
Name:	Peter M. Carlino
Title:	President and Chief Executive Officer

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER M. CARLINO Peter M. Carlino	President, Chief Executive Officer and Director (Principal Executive Officer)	April 7, 2004
/s/ ROBERT S. IPPOLITO Robert S. Ippolito	Secretary, Treasurer and Director (Principal Financial and Accounting Officer)	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

CRC HOLDINGS, INC.
By:	/s/ PETER M. CARLINO
Name:	Peter M. Carlino
Title:	President and Chief Executive Officer

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER M. CARLINO Peter M. Carlino	President, Chief Executive Officer and Director (Principal Executive Officer)	April 7, 2004
/s/ ROBERT S. IPPOLITO Robert S. Ippolito	Secretary, Treasurer and Director (Principal Financial and Accounting Officer)	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

THE DOWNS RACING, INC.
By:	/s/ RICHARD E. ORBANN
Name:	Richard E. Orbann
Title:	President

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD E. ORBANN Richard E. Orbann	President and Director (Principal Executive Officer)	April 7, 2004
/s/ ROBERT S. IPPOLITO Robert S. Ippolito	Secretary and Treasurer (Principal Financial and Accounting Officer)	April 7, 2004
/s/ PETER M. CARLINO Peter M. Carlino	Director	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

EBETUSA.COM
By:	/s/ KEVIN G. DESANCTIS
Name:	Kevin G. DeSanctis
Title:	President

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEVIN G. DESANCTIS Kevin G. DeSanctis	President and Director (Principal Executive Officer)	April 7, 2004
/s/ ROBERT S. IPPOLITO Robert S. Ippolito	Secretary, Treasurer and Director (Principal Financial and Accounting Officer)	April 7, 2004
/s/ PETER M. CARLINO Peter M. Carlino	Director	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

HOLLYWOOD CASINO-AURORA, INC.
By:	/s/ PETER M. CARLINO
Name:	Peter M. Carlino
Title:	Chairman, Chief Executive Officer

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER M. CARLINO Peter M. Carlino	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	April 7, 2004
/s/ KEVIN G. DESANCTIS Kevin G. DeSanctis	President, Chief Operating Officer, Assistant Secretary and Director	April 7, 2004
/s/ JOSEPH L. MCBRIDE Joseph L. McBride	Vice President of Finance and Administration and Treasurer (Principal Financial and Accounting Officer)	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

HOLLYWOOD CASINO CORPORATION
By:	/s/ PETER M. CARLINO
Name:	Peter M. Carlino
Title:	Chairman and Chief Executive Officer

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER M. CARLINO Peter M. Carlino	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	April 7, 2004
/s/ KEVIN DESANCTIS Kevin DeSanctis	President, Chief Operating Officer and Director	April 7, 2004
/s/ WILLIAM J. CLIFFORD William J. Clifford	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April7, 2004.

HOLLYWOOD MANAGEMENT, INC.
By:	/s/ PETER M. CARLINO
Name:	Peter M. Carlino
Title:	Chairman and Chief Executive Officer

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER M. CARLINO Peter M. Carlino	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	April 7, 2004
/s/ KEVIN G. DESANCTIS Kevin G. DeSanctis	President, Chief Operating Officer and Director	April 7, 2004
/s/ WILLIAM J. CLIFFORD William J. Clifford	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April7, 2004.

HWCC DEVELOPMENT CORPORATION
By:	/s/ PETER M. CARLINO
Name:	Peter M. Carlino
Title:	Chairman and Chief Executive Officer

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER M. CARLINO Peter M. Carlino	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	April 7, 2004
/s/ KEVIN G. DESANCTIS Kevin G. DeSanctis	President, Chief Operating Officer and Director	April 7, 2004
/s/ WILLIAM J. CLIFFORD William J. Clifford	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

HWCC-HOLDINGS, INC.
By:	/s/ PETER M. CARLINO
Name:	Peter M. Carlino
Title:	Chairman and Chief Executive Officer

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER M. CARLINO Peter M. Carlino	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	April 7, 2004
/s/ KEVIN G. DESANCTIS Kevin G. DeSanctis	President, Chief Operating Officer and Director	April 7, 2004
/s/ WILLIAM J. CLIFFORD William J. Clifford	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 7, 2004
/s/ ROBERT S. IPPOLITO Robert S. Ippolito	Vice President, Secretary, Treasurer and Director	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

HWCC-GOLF COURSE PARTNERS, INC.
By:	/s/ PETER M. CARLINO
Name:	Peter M. Carlino
Title:	Chairman and Chief Executive Officer

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER M. CARLINO Peter M. Carlino	Chairman, Chief Executive Officer and Director (Principal Executive Officer	April 7, 2004
/s/ KEVIN G. DESANCTIS Kevin G. DeSanctis	President, Chief Operating Officer and Director	April 7, 2004
/s/ WILLIAM J. CLIFFORD William J. Clifford	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 7, 2004
/s/ JOSEPH STRONSKI Joseph Stronski	Vice President and Director	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

HWCC-TRANSPORTATION, INC.
By:	/s/ PETER M. CARLINO
Name:	Peter M. Carlino
Title:	Chairman and Chief Executive Officer

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER M. CARLINO Peter M. Carlino	Chairman, CEO and Director (Principal Executive Officer)	April 7, 2004
/s/ KEVIN G. DESANCTIS Kevin G. DeSanctis	President, Chief Operating Officer and Director	April 7, 2004
/s/ WILLIAM J. CLIFFORD William J. Clifford	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

HWCC-TUNICA, INC.
By:	/s/ PETER M. CARLINO
Name:	Peter M. Carlino
Title:	Chairman and Chief Executive Officer

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER M. CARLINO Peter M. Carlino	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	April 7, 2004
/s/ KEVIN G. DESANCTIS Kevin G. DeSanctis	President, Chief Operating Officer, Assistant Secretary and Director	April 7, 2004
/s/ ROBERT S. IPPOLITO Robert S. Ippolito	Vice President, Treasurer and Secretary (Principal Financial and Accounting Officer)	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

LOUISIANA CASINO CRUISES, INC.
By:	/s/ PETER M. CARLINO
Name:	Peter M. Carlino
Title:	President and Chief Executive Officer

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER M. CARLINO Peter M. Carlino	President, Chief Executive Officer and Director (Principal Executive Officer)	April 7, 2004
/s/ ROBERT S. IPPOLITO Robert S. Ippolito	Secretary, Treasurer and Director (Principal Financial and Accounting Officer)	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

MILL CREEK LAND, INC.
By:	/s/ RICHARD E. ORBANN
Name:	Richard E. Orbann
Title:	President

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD E. ORBANN Richard E. Orbann	President and Director (Principal Executive Officer)	April 7, 2004
/s/ ROBERT S. IPPOLITO Robert S. Ippolito	Secretary and Treasurer (Principal Financial and Accounting Officer)	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

MOUNTAINVIEW THOROUGHBRED RACING ASSOCIATION
By:	/s/ PETER M. CARLINO
Name:	Peter M. Carlino
Title:	President

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER M. CARLINO Peter M. Carlino	President and Director (Principal Executive Officer)	April 7, 2004
/s/ ROBERT S. IPPOLITO Robert S. Ippolito	Secretary and Treasurer (Principal Financial and Accounting Officer)	April 7, 2004
/s/ HAROLD CRAMER Harold Cramer	Director	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

NORTHEAST CONCESSIONS, INC.
By:	/s/ RICHARD E. ORBANN
Name:	Richard E. Orbann
Title:	President and Secretary

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD E. ORBANN Richard E. Orbann	President, Secretary and Director (Principal Executive Officer)	April 7, 2004
/s/ ROBERT S. IPPOLITO Robert S. Ippolito	Treasurer and Vice President (Principal Financial and Accounting Officer)	April 7, 2004
/s/ PETER M. CARLINO Peter M. Carlino	Director	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

PNGI CHARLES TOWN GAMING LIMITED LIABILITY COMPANY
By: PENN NATIONAL GAMING OF WEST VIRGINIA, INC. (its sole managing member)
By:	/s/ PETER M. CARLINO Name: Peter M. Carlino Title: President

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

By: Penn National Gaming of West Virginia, Inc., in its capacity as sole managing member of PNGI Charles Town Gaming Limited Liability Company
/s/ PETER M. CARLINO Peter M. Carlino	President and Director (Principal Executive Officer)	April 7, 2004

By: Penn National Gaming of West Virginia, Inc., in its capacity as sole managing member of PNGI Charles Town Gaming Limited Liability Company
/s/ ROBERT S. IPPOLITO Robert S. Ippolito	Secretary and Treasurer (Principal Financial and Accounting Officer)	April 7, 2004
By: Penn National Gaming of West Virginia, Inc., in its capacity as sole managing member of PNGI Charles Town Gaming Limited Liability Company
/s/ HAROLD CRAMER Harold Cramer	Director	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

PNGI CHARLES TOWN FOOD & BEVERAGE LIMITED LIABILITY COMPANY
By: PNGI CHARLES TOWN GAMING LIMITED LIABILITY COMPANY (its sole member)
By: PENN NATIONAL GAMING OF WEST VIRGINIA, INC. (its sole managing member)
By:	/s/ PETER M. CARLINO Name: Peter M. Carlino Title: President

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD L. MOORE Richard L. Moore	Sole Manager (Principal Executive, Financial and Accounting Officer)	April 7, 2004

By: Penn National Gaming of West Virginia, Inc., in its capacity as sole managing member of PNGI Charles Town Gaming Limited Liability Company, in its capacity as sole member of PNGI Charles Town Food & Beverage LLC
/s/ PETER M. CARLINO Peter M. Carlino	President and Director	April 7, 2004

By: Penn National Gaming of West Virginia, Inc., in its capacity as sole managing member of PNGI Charles Town Gaming Limited Liability Company, in its capacity as sole member of PNGI Charles Town Food & Beverage LLC
/s/ HAROLD CRAMER Harold Cramer	Director	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

PNGI POCONO, INC.
By:	/s/ RICHARD E. ORBANN Name: Richard E. Orbann Title: President

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD E. ORBANN Richard E. Orbann	President and Sole Director (Principal Executive Officer)	April 7, 2004
/s/ ROBERT S. IPPOLITO Robert S. Ippolito	Secretary and Treasurer (Principal Financial and Accounting Officer)	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

PENN BULLPEN, INC.
By:	/s/ KEVIN DESANCTIS Name: Kevin DeSanctis Title: President

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEVIN G. DESANCTIS Kevin G. DeSanctis	President and Director (Principal Executive Officer)	April 7, 2004
/s/ ROBERT S. IPPOLITO Robert S. Ippolito	Secretary and Treasurer (Principal Financial and Accounting Officer)	April 7, 2004
/s/ PETER M. CARLINO Peter M. Carlino	Director	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

PENN BULLWHACKERS, INC.
By:	/s/ KEVIN G. DESANCTIS Name: Kevin G. DeSanctis Title: President

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEVIN G. DESANCTIS Kevin G. DeSanctis	President and Director (Principal Executive Officer)	April 7, 2004
/s/ ROBERT S. IPPOLITO Robert S. Ippolito	Secretary and Treasurer (Principal Financial and Accounting Officer)	April 7, 2004
/s/ PETER M. CARLINO Peter M. Carlino	Director	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

PENN MILLSITE, INC.
By:	/s/ KEVIN G. DESANCTIS

Name:	Kevin G. DeSanctis
Title:	President

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEVIN G. DESANCTIS Kevin G. DeSanctis	President and Director (Principal Executive Officer)	April 7, 2004
/s/ ROBERT S. IPPOLITO Robert S. Ippolito	Secretary and Treasurer (Principal Financial and Accounting Officer)	April 7, 2004
/s/ PETER M. CARLINO Peter M. Carlino	Director	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

PENN NATIONAL GAMING OF WEST VIRGINIA INC.
By:	/s/ PETER M. CARLINO
Name:	Peter M. Carlino
Title:	President

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER M. CARLINO
Peter M. Carlino	President and Director (Principal Executive Officer)	April 7, 2004
/s/ ROBER S. IPPOLITO Robert S. Ippolito	Secretary and Treasurer (Principal Financial and Accounting Officer)	April 7, 2004
/s/ HAROLD CRAMER Harold Cramer	Director	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

PENN NATIONAL GSFR, LLC
By: PENN NATIONAL GAMING INC. (its sole member)
By:	/s/ PETER M. CARLINO
Name:	Peter M. Carlino
Title:	Chairman of the Board and Chief Executive Officer

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

By: Penn National Gaming, Inc., in its capacity as sole managing member of Penn National GSFR, LLC
/s/ PETER M. CARLINO Peter M. Carlino	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 7, 2004
By: Penn National Gaming, Inc., in its capacity as sole managing member of Penn National GSFR, LLC
/s/ WILLIAM J. CLIFFORD William J. Clifford	Senior Vice President Finance and Chief Financial Officer (Principal Financial Officer)	April 7, 2004

By: Penn National Gaming, Inc., in its capacity as sole managing member of Penn National GSFR, LLC
/s/ ROBER S. IPPOLITO Robert S. Ippolito	Vice President, Secretary and Treasurer (Principal Accounting Officer)	April 7, 2004
/s/ HAROLD CRAMER Harold Cramer	Director	April 7, 2004
By: Penn National Gaming, Inc., in its capacity as sole managing member of Penn National GSFR, LLC
/s/ DAVID A. HANDLER David A. Handler	Director	April 7, 2004
By: Penn National Gaming, Inc., in its capacity as sole managing member of Penn National GSFR, LLC
/s/ ROBER P. LEVY Robert P. Levy	Director	April 7, 2004
By: Penn National Gaming, Inc., in its capacity as sole managing member of Penn National GSFR, LLC
/s/ JOHN M. JACQUEMIN John M. Jacquemin	Director	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

PENN NATIONAL HOLDING COMPANY
By:	/s/ PETER M. CARLINO
Name:	Peter M. Carlino
Title:	Chairman and Chief Executive Officer

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER M. CARLINO Peter M. Carlino	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	April 7, 2004
/s/ ROBERT S. IPPOLITO Robert S. Ippolito	Secretary, Treasurer and Director (Principal Financial and Accounting Officer)	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

PENN NATIONAL SPEEDWAY, INC.
By:	/s/ RICHARD CARLINO
Name:	Richard Carlino
Title:	Chief Executive Officer

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD CARLINO Richard Carlino	Chief Executive Officer (Principal Executive Officer)	April 7, 2004
/s/ ROBERT S. IPPOLITO Robert S. Ippolito	Secretary and Treasurer (Principal Financial and Accounting Officer)	April 7, 2004
/s/ RICHARD E. ORBANN Richard E. Orbann	Director	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

PENN SILVER HAWK, INC.
By:	/s/ KEVIN G. DESANTIS
Name:	Kevin G. DeSanctis
Title:	President

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEVIN G. DESANCTIS Kevin G. DeSanctis	President (Principal Executive Officer)	April 7, 2004
/s/ ROBERT S. IPPOLITO Robert S. Ippolito	Secretary and Treasurer (Principal Financial and Accounting Officer)	April 7, 2004
/s/ PETER M. CARLINO Peter M. Carlino	Director	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

PENNSYLVANIA NATIONAL TURF CLUB, INC.
By:	/s/ PETER M. CARLINO
Name:	Peter M. Carlino
Title:	President

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER M. CARLINO Peter M. Carlino	President and Director (Principal Executive Officer)	April 7, 2004
/s/ ROBERT S. IPPOLITO Robert S. Ippolito	Secretary, Treasurer and Director (Principal Financial and Accounting Officer)	April 7, 2004
/s/ HAROLD CRAMER Harold Cramer	Director	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

STERLING AVIATION, INC.
By:	/s/ PETER M. CARLINO Name: Peter M. Carlino Title: President

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER M. CARLINO Peter M. Carlino	President and Director (Principal Executive Officer)	April 7, 2004
/s/ ROBERT S. IPPOLITO Robert S. Ippolito	Secretary and Treasurer (Principal Financial and Accounting Officer)	April 7, 2004
/s/ HAROLD CRAMER Harold Cramer	Director	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

W-B DOWNS, INC.
By:	/s/ WILLIAM J. CLIFFORD Name: William J. Clifford Title: President

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM J. CLIFFORD William J. Clifford	President and Director (Principal Executive Officer)	April 7, 2004
/s/ WALTER BOGUMIL Walter Bogumil	Secretary and Treasurer (Principal Financial and Accounting Officer)	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on April 7, 2004.

WILKES BARRE DOWNS, INC.
By:	/s/ WILLIAM J. CLIFFORD Name: William J. Clifford Title: President

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and herby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM J. CLIFFORD William J. Clifford	President and Sole Director (Principal Executive Officer)	April 7, 2004
/s/ WALTER BOGUMIL Walter Bogumil	Secretary and Treasurer (Principal Financial and Accounting Officer)	April 7, 2004

Exhibit Index

Exhibit	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of August 7, 2002, by and among Hollywood Casino Corporation, Penn National Gaming, Inc. and P Acquisition Corp. (Incorporated by reference to the Company's current report on Form 8-K, dated August 7, 2002).
3.1
Amended and Restated Articles of Incorporation of Penn National Gaming, Inc., filed with the Pennsylvania Department of State on October 15, 1996. (Incorporated by reference to the Company's registration statement on Form S-3, File #333-63780, dated June 25, 2001).
3.2
Articles of Amendment to the Amended and Restated Articles of Incorporation of Penn National Gaming, Inc., filed with the Pennsylvania Department of State on November 13, 1996. (Incorporated by reference to the Company's registration statement on Form S-3, File #333-63780, dated June 25, 2001).
3.3
Statement with respect to shares of Series A Preferred Stock of Penn National Gaming, Inc., filed with the Pennsylvania Department of State on March 16, 1999. (Incorporated by reference to the Company's registration statement on Form S-3, File #333-63780, dated June 25, 2001).
3.4
Articles of Amendment to the Amended and Restated Articles of Incorporation of Penn National Gaming, Inc., filed with the Pennsylvania Department of State on July 23, 2001. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2001).
3.5	Amended and Restated Bylaws of Penn National Gaming, Inc. (Incorporated by reference to the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2003).
4.1	Specimen copy of Common Stock Certificate (Incorporated by reference to Exhibit 3.6 of Penn National Gaming Inc.'s quarterly report on Form 10-Q for the quarter ended June 30, 2003).
4.2
Rights Agreement dated as of March 2, 1999, between Penn National Gaming, Inc. and Continental Stock Transfer and Trust Company. (Incorporated by reference to the Company's current report on Form 8-K, dated March 17, 1999).
4.3
Indenture dated as of March 12, 2001 by and among Penn National Gaming, Inc., certain guarantors and State Street Bank and Trust Company relating to the Series A and Series B 11 1/8% Senior Subordinated Notes due 2008. (Incorporated by reference to the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2001).
4.4	Form of Penn National Gaming, Inc. Series A 11 1/8% Senior Subordinated Note due 2008. (Included as Exhibit A to Exhibit 4.3).
4.5	Form of Penn National Gaming, Inc. Series B 11 1/8% Senior Subordinated Note due 2008. (Included as Exhibit A to Exhibit 4.3).
4.6
Form of Supplemental Indenture to be Delivered by Subsequent Guarantors by and among Penn National Gaming, Inc., certain guarantors and State Street Bank and Trust Company relating to the 11 1/8% Senior Subordinated Notes due 2008. (Included as Exhibit F to Exhibit 4.3).
4.7
Supplemental Indenture dated as of December 20, 2002 by and among Penn National Gaming, Inc., certain guarantors and State Street Bank and Trust Company relating to the 11 1/8% Senior Subordinated Notes due 2008. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2002).
4.8
Indenture dated as of February 28, 2002 by and among Penn National Gaming, Inc., certain guarantors and State Street Bank and Trust Company relating to the 8 7/8% Senior Subordinated Notes due 2010. (Incorporated by reference to the Company's registration statement on Form S-3, File #333-63780, dated June 25, 2001).
4.9	Form of Penn National Gaming, Inc. 8 7/8% Senior Subordinated Note due 2010. (Included as Exhibit A to Exhibit 4.8).

4.10
Form of Supplemental Indenture to be Delivered by Subsequent Guarantors by and among Penn National Gaming, Inc., certain guarantors and State Street Bank and Trust Company relating to the 8 7/8% Senior Subordinated Notes due 2010. (Included as Exhibit F to Exhibit 4.8).
4.11
Supplemental Indenture dated as of December 20, 2002 by and among Penn National Gaming, Inc., certain guarantors and State Street Bank and Trust Company relating to the 8 7/8% Senior Subordinated Notes due 2010. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2001).
4.12
Indenture dated as of December 4, 2003 by and among Penn National Gaming, Inc., certain guarantors and U.S. Bank National Association relating to the 6 7/8% Senior Subordinated Notes due 2011. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2003).
4.13	Form of Penn National Gaming, Inc. 6 7/8% Senior Subordinated Note due 2011. (Included as Exhibit A to Exhibit 4.12).
4.14
Form of Supplemental Indenture to be Delivered by Subsequent Guarantors by and among Penn National Gaming, Inc., certain guarantors and U.S. Bank National Association relating to the 6 7/8% Senior Subordinated Notes due 2011. (Included as Exhibit F to Exhibit 4.12).
4.15
Indenture among Hollywood Casino Shreveport and Shreveport Capital Corporation ("SCC") as Co-Issuers, and HWCC-Louisiana, Inc. ("HCL"), HCS I, Inc. and HCS II, Inc., as Guarantors, and State Street Bank and Trust Company, as Trustee, dated as of August 10, 1999. (Incorporated by reference to exhibit 4.1 of the registration statement of Hollywood Casino Shreveport and SCC on Form S-4, File #333-88679, dated October 8, 1999).
4.16
Collateral Assignment of Contracts and Documents dated August 10, 1999 between Hollywood Casino Shreveport and State Street Bank and Trust Company, as Trustee. (Incorporated by reference to exhibit 4.3 of the registration statement of Hollywood Casino Shreveport and SCC on Form S-4, File #333-88679, dated October 8, 1999).
4.17
Security Agreement dated August 10, 1999 between Hollywood Casino Shreveport and State Street Bank and Trust Company, as Trustee. (Incorporated by reference to exhibit 4.4 of the registration statement of Hollywood Casino Shreveport and SCC on Form S-4, File #333-88679, dated October 8, 1999).
4.18
Partnership Interest Pledge Agreement dated August 10, 1999 made by HCS I, Inc. in favor of State Street Bank and Trust Company, as Trustee and Secured Party. (Incorporated by reference to exhibit 4.5 of the registration statement of Hollywood Casino Shreveport and SCC on Form S-4, File #333-88679, dated October 8, 1999).
4.19
Cash Collateral and Disbursement Agreement dated August 10, 1999 between Hollywood Casino Shreveport, SCC, First American Title Insurance Company, as Disbursement Agent and State Street Bank and Trust Company, as Trustee. (Incorporated by reference to exhibit 4.6 of the registration statement of Hollywood Casino Shreveport and SCC on Form S-4, File #333-88679, dated October 8, 1999).
4.20
First Amendment to Cash Collateral and Disbursement Agreement dated January 1, 2000 between Hollywood Casino Shreveport, SCC, First American Title Insurance Company and State Street Bank and Trust Company. (Incorporated by reference to exhibit 4.24 of Hollywood Casino Shreveport's annual report on Form 10-K for the fiscal year ended December 31, 1999, File #333-88679).
4.21
Stock Pledge Agreement dated August 10, 1999 made by HCL in favor of State Street Bank and Trust Company, as Trustee. (Incorporated by reference to exhibit 4.7 of the registration statement of Hollywood Casino Shreveport and SCC on Form S-4, File #333-88679, dated October 8, 1999).

4.22
Security Agreement dated August 10, 1999 made by SCC, HCL, HCS I, Inc. and HCS II, Inc. to State Street Bank and Trust Company, as Trustee and Secured Party. (Incorporated by reference to exhibit 4.8 of the registration statement of Hollywood Casino Shreveport and SCC on Form S-4, File #333-88679, dated October 8, 1999).
4.23
Security Agreement—Vessel Construction dated August 10, 1999 between Hollywood Casino Shreveport and State Street Bank and Trust Company, as Trustee. (Incorporated by reference to exhibit 4.9 of the registration statement of Hollywood Casino Shreveport and SCC on Form S-4, File #333-88679, dated October 8, 1999).
4.24
Mortgage, Leasehold Mortgage and Assignment of Leases and Rents made by Hollywood Casino Shreveport in favor of State Street Bank and Trust Company, as Mortgagee, dated August 10, 1999. (Incorporated by reference to exhibit 4.10 of the registration statement of Hollywood Casino Shreveport and SCC on Form S-4, File #333-88679, dated October 8, 1999).
4.25
Partnership Interest Pledge Agreement dated August 10, 1999 made by HCS II, Inc. in favor of State Street Bank and Trust Company, as Trustee and Secured Party. (Incorporated by reference to exhibit 4.11 of the registration statement of Hollywood Casino Shreveport and SCC on Form S-4, File #333-88679, dated October 8, 1999).
4.26
First Amendment to Security Agreement dated August 10, 1999 between HWCC-Shreveport, Inc. and State Street Bank and Trust Company, as Trustee. (Incorporated by reference to exhibit 4.12 of the registration statement of Hollywood Casino Shreveport and SCC on Form S-4, File #333-88679, dated October 8, 1999).
4.27
Indenture among Hollywood Casino Shreveport and SCC as Issuers and State Street Bank and Trust Company, as Trustee, dated as of June 15, 2001. (Incorporated by reference to exhibit 4.1 of Hollywood Casino Shreveport's quarterly report on Form 10-Q for the quarter ended June 30, 2001, File #333-88679).
4.28
Collateral Assignment of Contracts and Documents dated June 15, 2001 between Hollywood Casino Shreveport and State Street Bank and Trust Company, as Trustee. (Incorporated by reference to exhibit 4.3 of Hollywood Casino Shreveport's quarterly report on Form 10-Q for the quarter ended June 30, 2001, File #333-88679).
4.29
Security Agreement dated June 15, 2001 between Hollywood Casino Shreveport and State Street Bank and Trust Company, as Trustee. (Incorporated by reference to exhibit 4.4 of Hollywood Casino Shreveport's quarterly report on Form 10-Q for the quarter ended June 30, 2001, File #333-88679).
4.30
Security Agreement dated June 15, 2001 made by SCC to State Street Bank and Trust Company, as Trustee. (Incorporated by reference to exhibit 4.5 of Hollywood Casino Shreveport's quarterly report on Form 10-Q for the quarterly period ended June 30, 2001, File #333-88679).
4.31
Preferred Ship Mortgage made by Hollywood Casino Shreveport in favor of State Street Bank and Trust Company, as Trustee, on Hollywood Dreams Official No. 1099497 dated as of June 15, 2001. (Incorporated by reference to exhibit 4.6 of Hollywood Casino Shreveport's quarterly report on Form 10-Q for the quarter ended June 30, 2001, File #333-88679).
4.32
Mortgage, Leasehold Mortgage and Assignments of Leases and Rents made by Hollywood Casino Shreveport in favor of State Street Bank and Trust Company, as Trustee, dated as of June 15, 2001. (Incorporated by reference to exhibit 4.7 of Hollywood Casino Shreveport's quarterly report on Form 10-Q for the quarter ended June 30, 2001, File #333-88679).
5.1**	Opinion of Ballard Spahr Andrews & Ingersoll, LLP
9.1
Form of Trust Agreement of Peter D. Carlino, Peter M. Carlino, Richard J. Carlino, David E. Carlino, Susan F. Harrington, Anne de Lourdes Irwin, Robert M. Carlino, Stephen P. Carlino and Rosina E. Carlino Gilbert. (Incorporated by reference to the Company's registration statement on Form S-1, File #33-77758, dated May 26, 1994).

10.1#	1994 Stock Option Plan. (Incorporated by reference to the Company's registration statement on Form S-1, File #33-77758, dated May 26, 1994).
10.2#
Penn National Gaming, Inc. 2003 Long Term Incentive Compensation Plan. (Incorporated by reference to Appendix A of Penn National Gaming, Inc.'s Proxy Statement dated April 22, 2003 filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended).
10.3#
Employment Agreement dated April 12, 1994 between Penn National Gaming, Inc. and Peter M. Carlino. (Incorporated by reference to the Company's registration statement on Form S-1, File #33-77758, dated May 26, 1994).
10.4#
Amendment to Employment Agreement dated June 1, 1999, between Penn National Gaming, Inc. and Peter M. Carlino. (Incorporated by reference to the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1999).
10.5#
Employment Agreement dated April 12, 1994 between Penn National Gaming, Inc. and Robert S. Ippolito. (Incorporated by reference to the Company's registration statement on Form S-1, File #33-77758, dated May 26, 1994).
10.6#
Amendment to Employment Agreement dated June 1, 1999, between Penn National Gaming, Inc. and Robert S. Ippolito. (Incorporated by reference to the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1999).
10.7#
Employment Agreement dated February 2001 between Penn National Gaming, Inc. and Kevin DeSanctis. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2001).
10.8#
Employment Agreement dated July 30, 2001 between Penn National Gaming, Inc. and William Clifford. (Incorporated by referenced to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2001).
10.9#
Employment Agreement dated September 3, 2002 between Penn National Gaming, Inc. and Jordan B. Savitch. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2002).
10.10#
Employment Agreement dated June 10, 2003 between Penn National Gaming, Inc. and Leonard DeAngelo. (Incorporated by reference to the Company's Incorporated by reference to the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2003).
10.11
Consulting Agreement dated August 29, 1994, between Penn National Gaming, Inc. and Peter D. Carlino. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1994, File #000-24206).
10.12
Lease dated March 31, 1995 between Wyomissing Professional Center III, LP and Penn National Gaming, Inc. for the Wyomissing Corporate Office. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1995, File #000-24206).
10.13
Agreement dated September 1, 1995 between Mountainview Thoroughbred Racing Association and Pennsylvania National Turf Club, Inc. and Sports Arena Employees' Union Local 137 (non-primary location). (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1995, File #000-24206).
10.14
Agreement dated January 1, 2001 by and between PNGI Charles Town Gaming Limited Liability Company, or its successors, and the West Virginia Union of Mutuel Clerks, Local 553, Service Employees International Union, AFL-CIO. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000).

10.15
Agreement dated October 2, 1996 between Pennsylvania National Turf Club, Inc., Mountainview Racing Association and Sports Arena Employees' Union Local No. 137 (Primary Location). (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1997).
10.16
Live Racing Agreement dated March 23, 1999 among Pennsylvania National Turf Club, Inc., Mountainview Thoroughbred Racing Association and Pennsylvania Horsemen's Benevolent and Protection Association, Inc. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1998).
10.16(a)
Amendment dated December 30, 2003 to Live Racing Agreement among Pennsylvania National Turf Club, Inc., Mountainview Thoroughbred Racing Association and Pennsylvania Horsemen's Benevolent and Protection Association, Inc. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2003).
10.17
Harness Horsemen agreement effective January 16, 2003, between The Downs Racing, Inc., and the Pennsylvania Harness Horsemen's Association, Inc. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2002).
10.18
Agreement dated May 7, 1997, between PNGI Charles Town Gaming, LLC and Charles Town H.B.P.A., Inc. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2002).
10.18(a)
Thoroughbred Horsemen letter dated February 24, 2000, between PNGI Charles Town Gaming, LLC and the Charles Town Thoroughbred Horsemen. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1999).
10.18(b)
Amendment dated December 20, 2002 to Agreement between PNGI Charles Town Gaming, LLC and Charles Town H.B.P.A., Inc. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2002).
10.18(c)
Amendment dated February 27, 2004 to Agreement between PNGI Charles Town Gaming, LLC and Charlestown H.B.P.A., Inc. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2003).
10.19
Credit Agreement, dated March 3, 2003, as amended and restated as of December 5, 2003, among Penn National Gaming, Inc., Bear Stearns & Co., Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear Stearns Corporate Lending Inc., Socìete Generale, Credit Lyonnais New York Branch and the lenders party thereto. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2003).
10.20
Ground Lease dated as of October 11, 1993 between R.M. Leatherman and Hugh M. Mageveney, III, as Landlord, and SRCT, as Tenant. (Incorporated by reference to exhibit 10.4 of HWCC-Tunica, Inc.'s registration statement on Form S-1, File #33-82182, dated August 1, 1994).
10.21
Letter Agreement dated as of October 11, 1993 between R.M. Leatherman and Hugh M. Mageveney, III, as Landlord, and SRCT, as Tenant (relating to Ground Lease). (Incorporated by reference to exhibit 10.5 of HWCC-Tunica, Inc.'s registration statement on Form S-1, File #33-82182, dated August 1, 1994).
10.22
Assignment of Lease and Assumption Agreement dated as of May 31, 1994 between SRCT and STP (relating to Ground Lease). (Incorporated by reference to exhibit 10.7 of HWCC-Tunica, Inc.'s registration statement on Form S-1, File #33-82182, dated August 1, 1994).
10.23
Manager Subordination Agreement, dated as of August 10, 1999, by and among State Street Bank and Trust Company, as Trustee, HWCC-Shreveport, Inc. and Hollywood Casino Shreveport. (Incorporated by reference to exhibit 10.3 of Amendment No. 1 to Hollywood Casino Corporation's registration statement on Form S-4, File #333-83081, filed August 13, 1999).

10.24
Ground Lease, dated May 19, 1999, by and between the City of Shreveport, Louisiana and QNOV. (Incorporated by reference to exhibit 10.13 of the registration statement of Hollywood Casino Shreveport and SCC on Form S-4, File #333-88679, dated October 8, 1999).
10.25
Manager Subordination Agreement, dated as of June 15, 2001, by and among State Street Bank and Trust Company, as Trustee, HWCC-Shreveport, Inc. and Hollywood Casino Shreveport. (Incorporated by reference to exhibit 10.1 of Hollywood Casino Shreveport's quarterly report on Form 10-Q for the quarter ended June 30, 2001, File #333-88679).
12.1*	Statement Regarding Computation of Earnings to Fixed Charges.
14.1	Penn National Gaming, Inc. Code of Business Conduct. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2003).
21.1	Subsidiaries of the Registrant. (Incorporated by reference to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2003).
23.1*	Consent of BDO Seidman, LLP.
23.2*	Consent of Deloitte and Touche LLP.
23.3**	Consent of Ballard Spahr Andrews & Ingersoll, LLP
24.1*	Power of attorney (included on the signature page).
25.1**	Statement of Eligibility of Trustee on Form T-1
99.1**	Form of Letter of Transmittal
99.2**	Form of Notice of Guaranteed Delivery
99.3**	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.

#
Compensation plans and arrangements for executives and others.

*
Filed herewith.

**
To be filed by amendment.

QuickLinks

TABLE OF CONTENTS
SUMMARY
RISK FACTORS
FORWARD LOOKING STATEMENTS
THE EXCHANGE OFFER
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
CAPITALIZATION
SELECTED HISTORICAL FINANCIAL DATA
DESCRIPTION OF OTHER INDEBTEDNESS
DESCRIPTION OF THE NEW NOTES
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 20. Indemnification of Directors and Officers
  Item 21. Exhibits and Financial Statement Schedules
  Item 22. Undertakings
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES